Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al.,[1] Debtors.	Chapter 11 Case No. 23-11974 (KBO) (Jointly Administered) Re: D.I. 15, 16, 168

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER APPROVING THE

ADEQUACY OF THE DEBTORS’ DISCLOSURE STATEMENT FOR, AND

CONFIRMING, THE DEBTORS’ MODIFIED JOINT PREPACKAGED CHAPTER 11

PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE

INVESTMENT TRUST AND ITS DEBTOR-AFFILIATES

Pennsylvania Real Estate Investment Trust and certain of its affiliates as debtors and debtors in possession (collectively, the “Debtors”) having:

a.

on December 7, 2023, entered into a restructuring support agreement (including all exhibits thereto, as may be amended, modified or supplemented from time to time, the “Restructuring Support Agreement”) with Consenting Lenders holding 100% percent of Prepetition First Lien Claims and 100% percent of Prepetition Second Lien Claims;

b.

commenced, on December 8, 2023, the solicitation of votes to accept or reject the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 15] (as amended, modified or supplemented from time to time, the “Plan”)[2] by, among other things, serving and distributing to those Holders of Claims entitled to vote on the Plan—Holders in Class 4—in accordance with title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”): (i) the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 16] (including all exhibits thereto, as may be amended, modified or supplemented from time to time, the “Disclosure Statement”) and (ii) the ballot to vote on the Plan (the “Ballot” and, together with the Plan and the Disclosure Statement, the “Solicitation Package”)[3];

[1]

A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://cases.ra.kroll.com/PREIT2023. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

[2]	Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.
[3]	See Affidavit of Service of Solicitation Materials [D.I. 92] (the “Solicitation Affidavit”).

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c.

commenced, on December 8, 2023, the process of soliciting elections for participation in the DIP Facility and the Exit Facility Backstop Agreement by distributing Subscription Forms to all holders of Class 4 Claims;

d.	commenced, on December 10, 2023 (the “Petition Date”), these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”);

e.

filed, on December 11, 2023, the Disclosure Statement, the Plan, and the Motion of the Debtors for Entry of an Order (I) Scheduling the Combined Hearing on Adequacy of the Disclosure Statement and Confirmation of the Prepackaged Plan, (II) Establishing Deadlines to Object to the Disclosure Statement and Prepackaged Plan, (III) Approving the Prepetition Solicitation Procedures, (IV) Approving the Form and Manner of the Combined Hearing Notices, (V) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases, (VI) Conditionally Directing that a Meeting of Creditors Not be Convened, (VII) Waiving the Requirement of Filing Schedules, Statements of Financial Affairs and Rule 2015.3 Reports, (VIII) Limiting the Requirement as to Certain Equity Security Holdings Disclosures, and (IX) Granting Related Relief [D.I. 13] (the “Scheduling Motion”);

f.	filed, on December 11, 2023, the Declaration of Mario C. Ventresca, Jr., in Support of First Day Pleadings [D.I. 14], detailing the facts and circumstances of these Chapter 11 Cases;

g.

filed, on January 12, 2024, the Declaration of Alex Orchowski of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 151] (the “Voting Declaration”), which provides that, during the solicitation period, the Debtors received the requisite acceptances of the Plan from Holders of Class 4 Claims (the only Holders entitled to vote on the Plan);

h.

in accordance with the Order (I) Scheduling the Combined Hearing on Adequacy of the Disclosure Statement and Confirmation of the Prepackaged Plan, (II) Establishing Deadlines to Object to the Disclosure Statement and Prepackaged Plan, (III) Approving the Prepetition Solicitation Procedures, (IV) Approving the Form and Manner of the Combined Hearing Notices, (V) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases, (VI) Conditionally Directing That a Meeting of Creditors Not Be Convened, (VII) Waiving the Requirement of Filing Schedules, Statements of Financial Affairs and Rule 2015.3 Reports, (VIII) Limiting the Requirement as to Certain Equity

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Security Holdings Disclosures, and (IX) Granting Related Relief [D.I. 69] (the “Scheduling Order”), filed and served, on December 14, 2023, (i) the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Objection Deadline [D.I. 69-1] (the “Combined Notice”)[4] and (ii) the Notice to Equity Security Holders Regarding the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 69-4] (the “Equity Notice”)[5], each of which provided notice of, among other things, the commencement of these Chapter 11 Cases, the date and time set for the hearing to consider approval of the Disclosure Statement and confirmation of the Plan (the “Combined Hearing”) and the deadline for filing objections to the Disclosure Statement and the Plan;[6]

i.	published, on December 18, 2023, the Publication Notice in the New York Times National Edition, substantially consistent with the Scheduling Order;[7]

j.

in accordance with the Scheduling Order, filed, on January 5, 2024, the Notice of Filing of Plan Supplement to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 136] and, on January 11, 2024, the Second Notice of Filing of Plan Supplement to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 148] (collectively, as may be amended, modified or supplemented from time to time, the “Plan Supplement”), which together included: (a) the New Governance Documents of the Reorganized Debtors; (b) the New Credit Agreement; (c) the identities of the members of the Board of Managers of Reorganized PREIT (as currently known); (d) the Rejected Executory Contracts and Unexpired Leases Schedule; (e) the Restructuring Transactions Memorandum; (f) the Schedule of Retained Causes of Action; (g) the Exit Facility Backstop Agreement; (h) the Election Form; and (i) the Compensation and Benefits Programs;

k.

in accordance with the Scheduling Order, filed, on January 17, 2024, (i) the Debtors’ Memorandum of Law in Support of an Order Approving the Disclosure Statement for, and Confirming, the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-

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The Combined Notice was served on non-voting holders consisting of Classes 1, 2A, 2B, 3, 5, 8A, 8B, 8C, and 9 (collectively, the “Non-Voting Holders”). See Affidavit of Service of Jessica Berman [D.I. 94] (the “Combined Hearing Affidavit”).

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The Equity Notice was served on all registered and nominee holders of equity securities, as well as applicable transfer agents and securities depositories (with instructions to serve down to the beneficial holders of equity securities). See Combined Hearing Affidavit.

[6]	See Combined Hearing Affidavit.
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See Certificate of Publication [D.I. 91] (the “Publication Notice Affidavit,” and together with the Solicitation Affidavit, the Voting Declaration, the Combined Hearing Affidavit, and the various other affidavits and declarations of service relating to the matters set forth herein, including the Affidavit of Service of Plan Supplement [D.I. 152], the “Affidavits”).

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Affiliates [D.I. 174] (the “Confirmation Brief”); (ii) the Declaration of Mario C. Ventresca, Jr., in Support of Confirmation of the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 176] (the “Ventresca Declaration”); and (iii) the Declaration of Scott Mates of PJT Partners, LP, the Debtors’ Investment Banker, in Support of Confirmation of the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 175] (the “Mates Declaration”);

l.	filed, on January 16, 2024, the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 168];

m.	filed, on January 17, 2024, a form of the proposed confirmation order [D.I. 172] and, on January 18, 2024, this revised form of the proposed confirmation order (this “Order”); and

n.	continued to operate their business and manage their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Court having:

a.	entered, on December 12, 2023, the Scheduling Order;

b.	set January 19, 2024, at 10:00 a.m. (Eastern Standard Time) as the date and time for the Combined Hearing;

c.

considered the solicitation procedures regarding votes to accept or reject the Plan, including the Ballot, as described in the Scheduling Motion and conditionally approved by the Scheduling Order (the “Solicitation Procedures”);

d.	considered the procedures and standard assumptions used for tabulating the Ballots (the “Tabulation Procedures”), which were conditionally approved by the Scheduling Order;

e.

considered the Plan, the Disclosure Statement, the Confirmation Brief, the form of this Order, the Ventresca Declaration, the Mates Declaration, the Combined Notice, the Equity Notice, the Publication Notice, the Affidavits, the Plan Supplement, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and the Solicitation Procedures and Confirmation of the Plan, including any and all objections, statements and reservations of rights made with respect thereto;

f.	reviewed the discharge, compromises, settlements, releases of liens, debtor releases, third-party releases, exculpations, and injunctions set forth in Article VIII of the Plan;

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g.

held the Combined Hearing on January 19, 2024, at 10:00 a.m. (Eastern Standard Time) pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code to consider approval of the Disclosure Statement and Confirmation of the Plan, as set forth in the Scheduling Order;

h.	heard the statements and arguments made by counsel in respect of approval of the adequacy of the Disclosure Statement and Confirmation of the Plan and any objections thereto;

i.

overruled any and all objections to the approval of the Disclosure Statement and to Confirmation of the Plan and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise expressly indicated herein;

j.	considered all oral representations, affidavits, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation of the Plan; and

k.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement, Confirmation of the Plan, and the entry of this Order were adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of both approval of the Disclosure Statement and Confirmation of the Plan and other evidence presented at the Combined Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions

1. The determinations, findings, judgments, decrees, orders, and conclusions set forth in this Order and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

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B.	Jurisdiction, Venue, and Core Proceeding

2. The Court has jurisdiction over these Chapter 11 Cases, the Debtors, property of the Debtors’ estates, and this matter under 28 U.S.C. §§ 157 and 1334 (the “Judicial Code”) and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. The Court has jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Approval of the Disclosure Statement, including the Solicitation Procedures, and Confirmation of the Plan are core proceedings within the meaning of 28 U.S.C. § 157(b)(2)(L). Under Local Rule 9013-1(f), the Debtors consented to the entry of a final judgment or order in accordance with the terms set forth herein if it is determined that the Court, absent consent of the parties, cannot enter final orders or judgments consistent with Article III of the United States Constitution. Venue of these Chapter 11 Cases in this District is proper under 28 U.S.C. §§ 1408 and 1409.

C.	Eligibility for Relief

3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

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D.	Commencement and Joint Administration of these Chapter 11 Cases

4. On the Petition Date, each Debtor filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code, commencing its Chapter 11 Case. In accordance with the Order Directing Joint Administration of the Debtors’ Chapter 11 Cases [D.I. 36], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered under Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases, nor has any statutory committee of unsecured creditors or equity security holders been appointed in these Chapter 11 Cases.

E.	Objections

5. This Court takes judicial notice of the docket of these Chapter 11 Cases. Any resolution of any objections to Confirmation filed on the docket or otherwise received by the Debtors that is explained on the record of the Combined Hearing is hereby incorporated by reference. Any and all unresolved objections, statements, informal objections, and reservations of rights related to the Disclosure Statement or Confirmation of the Plan are overruled on the merits.

F.	Burden of Proof—Confirmation of the Plan

6. The Debtors, as Plan proponents, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

G.	Notice

7. As evidenced by the Combined Hearing Affidavit, due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, and the Combined Hearing, together with all deadlines for voting to accept or reject the Plan as well as to object to the Disclosure Statement and the Plan (including the releases provided therein), have been provided to: (a) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (b) the Office of the United States Attorney for the District of Delaware (the “U.S. Attorney”); (c) each of the parties included on the Debtors’ consolidated list of thirty largest

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unsecured creditors (the “Top 30 Creditors”); (d) the Internal Revenue Service (the “IRS”); (e) the United States Securities and Exchange Commission (the “SEC”); (f) counsel to the Ad Hoc Group of Lenders; (g) counsel to the DIP Agent; (h) all state and local taxing authorities in the states in which the Debtors have a tax liability; (i) all federal, state, and local authorities that regulate any portion of the Debtors’ businesses; (j) all counterparties to executory contracts and unexpired leases; (k) any party that has requested notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002; (l) all parties entitled to notice under Local Rule 9013-1(m)(iii); and (m) all other parties reflected on the Debtors’ creditor matrix in the Chapter 11 Cases (the parties identified in clauses (a) through (m), collectively, the “Notice Parties”). Additionally, the Combined Notice was served via first class mail or email on the Notice Parties, the Non-Voting Holders, all equity holders, and all creditors on December 14, 2023. The Publication Notice was published in The New York Times National Edition on December 18, 2023, in compliance with the Scheduling Order and Bankruptcy Rule 2002(l). The Equity Notice was served through first class mail or e-mail to registered and nominee holders of equity securities, as well as applicable transfer agents and securities depositories (with instructions to serve down to the beneficial holders of equity securities). Each Holder of Class 4 Claims was served with the applicable forms and instructions to elect to participate in the DIP Facility and the Exit Facility. The Plan Supplement was served on the Notice Parties on January 11, 2024. Such notice of the aforementioned documents was adequate and sufficient under section 1128 of the Bankruptcy Code, and in compliance with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 2002, 3017, 3019, and 3020), the Local Rules, and other applicable law and rules. No other or further notice is or shall be required.

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H.	Adequacy of the Disclosure Statement

8. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules, and regulations (including the Securities Act), and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code), with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

I.	Voting Report

9. Only Holders of Claims in Class 4 (Prepetition Second Lien Claims) were eligible to vote on the Plan (the “Voting Class”). The Ballots the Debtors used to solicit votes to accept or reject the Plan from Holders in the Voting Class adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting Class to vote to accept or reject the Plan.

10. Holders of Claims or Interests in Classes 1, 2A, 2B, 3, 5, 6 (if the Intercompany Claims are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), and 7 (if the Intercompany Interests are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders) are Unimpaired under the Plan and, thus, are conclusively presumed to have accepted the Plan. Classes 6 (if the Intercompany Claims are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 7 (if the Intercompany Interests are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 8A, 8B, 8C and 9 are Impaired under the Plan and deemed to reject the Plan, and therefore, were not entitled to vote to accept or reject the Plan (the classes described in this Paragraph 10, collectively, the “Non-Voting Classes”).

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11. As set forth in the Voting Declaration, 100% in number of Holders of Class 4 Claims together holding 100% in amount of Class 4 Claims voted to accept the Plan. Thus, the Voting Class voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.

J.	Solicitation

12. The Solicitation Procedures, and the solicitation of votes on the Plan in accordance with the Solicitation Procedures, were appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, were conducted in good faith, complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code, Bankruptcy Rules, Local Rules, and all other applicable non-bankruptcy rules, laws, and regulations, and were conditionally approved by the Scheduling Order. The Solicitation Package, including the Ballot, (a) adequately addressed the particular needs of these Chapter 11 Cases; (b) was appropriate for Holders of Claims in Class 4 (Prepetition Second Lien Claims); and (c) complied with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations (including the Securities Act).

13. As described in the Voting Declaration, the Scheduling Motion, the Ventresca Declaration, and the Confirmation Brief, prior to the Petition Date, the Solicitation Packages were transmitted, distributed, and served to all Holders in the Voting Class that held a Claim against the Debtors as of December 8, 2023 (the “Voting Record Date”), in compliance with sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules (including rules 3017 and 3018), the Local Rules, the Scheduling Order, all applicable provisions of the Bankruptcy Code, Bankruptcy Rules, Local Rules, and all other rules, laws, and regulations applicable to such solicitation. The

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instructions in each Solicitation Package, including in the Ballot, adequately informed the Holders of Claim in the Voting Class of the deadline of December 18, 2020, at 5:00 p.m. (Eastern Standard Time) (the “Voting Deadline”) to submit completed Ballots and how to properly complete and submit the Ballots. Additionally, prior to the Petition Date, the Debtors commenced the process of soliciting elections for participation in the DIP Facility and the Exit Facility Backstop by distributing Exit Facility Backstop subscription forms and instructions to all holders of Class 4 Claims in order to facilitate their participation in the Restructuring as Exit Facility Backstop Parties. The establishment and notice of the Voting Record Date were reasonable and sufficient, and the period during which the Debtors solicited votes to accept or reject the Plan provided a reasonable and sufficient period of time for Holders of Claims in the Voting Class to make an informed decision to accept or reject the Plan and participate in the DIP Facility and the Exit Facility. No other or further notice or opportunity to vote on the Plan or participate in the DIP Facility or Exit Facility Backstop is or shall be required.

14. Under section 1126(f) of the Bankruptcy Code, Holders of Claims or Interests in Classes 1, 2A, 2B, 3, or 5 are Unimpaired under the Plan and, thus, are conclusively presumed to have accepted the Plan. The Holders of Claims in the Unimpaired Classes as of the Voting Record Date were served with a Combined Hearing Notice.

15. Holders of Claims in Class 6 (Intercompany Claims) and Holders of Interests in Class 7 (Intercompany Interests) are Unimpaired and conclusively deemed to accept the Plan (to the extent reinstated), or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. Each of the Holders in these classes is either a Debtor or Debtor affiliate.

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16. Holders of Claims in Classes 8A (Existing Preferred Equity Interests), 8B (Existing Common Equity Interests), 8C (Existing PREIT Associates LP Interests), and 9 (Section 510(b) Claims) are Impaired and deemed to reject the Plan but were nevertheless served with the Combined Hearing Notice and the Equity Notice. No other or further notice shall be required for such Holders.

K.	Voting

17. As evidenced by the Voting Declaration, votes to accept or reject the Plan (and elections to opt out of the Third-Party Release) have been solicited and tabulated fairly and accurately, in good faith, and in a manner consistent and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy laws, and the Solicitation Procedures conditionally approved by this Court in the Scheduling Order.

L.	Restructuring Support Agreement and Plan Supplement

18. The Restructuring Support Agreement and the Plan Supplement comply with the Bankruptcy Code and the Plan, and the filing and notice of such documents are good, proper and in accordance with the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and no other or further notice is required. The Restructuring Support Agreement and all documents included in the Plan Supplement are an integral part of and incorporated by reference into the Plan and this Order.

19. The Debtors served the Plan Supplement on the Notice Parties. No other or further notice is or shall be required. To the extent that any modifications to the Plan Supplement, as filed with the Court prior to the Combined Hearing, are determined to be modifications to the Plan, in accordance with Bankruptcy Rule 3019, any such modifications do not (a) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (b) require additional disclosure under section 1125 of the Bankruptcy Code, (c) cause the Plan to fail to meet the

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requirements of section 1122 or 1123 of the Bankruptcy Code, (d) materially and adversely change the treatment of any Claims or Existing Equity Interests, (e) require re-solicitation of any Holders of Claims or Interests, or (f) require that any such Holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

20. Subject to the Plan and the Restructuring Support Agreement (including, for the avoidance of doubt, any consent rights set forth or incorporated therein), and only consistent therewith, the Debtors’ right to alter, amend, update, or modify, in each case in whole or in part, the Plan Supplement before the Effective Date is reserved.

M.	Exit Facility

21. The New Debt Documents, and each of the TL Exit Facility and Revolving Exit Facility to which they respectively relate, are, individually and collectively, essential elements of the Plan and reflect the Debtors’ exercise of their business judgment consistent with their fiduciary duties, and entry into each of the New Debt Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests, and is necessary and appropriate for consummation of the Plan and the operations of the Reorganized Debtors. The terms of the Exit Facility are fair, reasonable, and customary, and the Debtors provided adequate notice thereof. The parties to each of the New Debt Documents negotiated such New Debt Documents in good faith and at arm’s-length, without the intent to hinder, delay, or defraud any creditor of the Debtors, and the New Debt Documents are supported by reasonably equivalent value and fair consideration. The financial accommodations thereunder, including any credit extended and loans made or deemed made to the Reorganized Debtors, and any liens granted by the Reorganized Debtors, in each case, pursuant to the applicable New Debt Documents, and any fees paid or to be paid thereunder, are deemed to have been extended, issued, granted, and made or deemed made in good faith and for legitimate business purposes, shall not be subject to recharacterization for any

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purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other avoidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any documents in connection with the Exit Facility and compliance by the Debtors or the Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and does not conflict with, the terms of the Plan or this Order. Each party to the New Debt Documents may rely upon the provisions of this Order in closing the Exit Facility.

N.	Compliance with Bankruptcy Code Requirements (Section 1129(a)(1))

22. As further described below, the Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

(i)	Proper Classification of Claims and Interests (Sections 1122 and 1123(a)(1))

23. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into twelve Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan. The classifications were not promulgated for any improper purpose, and the creation of such

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Classes does not unfairly discriminate between or among Holders of Claims or Interests. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Plan, therefore, satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)	Specified Unimpaired Classes (Section 1123(a)(2))

24. Article III of the Plan specifies that Claims in Classes 1, 2A, 2B, 3, 5, 6 (if the Intercompany Claims are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), and 7 (if the Intercompany Interests are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders) are Unimpaired within the meaning of section 1124 of the Bankruptcy Code. The Plan, therefore, satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

25. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not separately classified under the Plan.

(iii)	Specified Treatment of Impaired Classes (Section 1123(a)(3))

26. Article III of the Plan specifies that Classes 4, 6 (if the Intercompany Claims are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 7 (if the Intercompany Interests are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 8A, 8B, 8C, and 9 are Impaired under the Plan under section 1124 of the Bankruptcy Code and details the treatment of such Classes. The Plan, therefore, satisfies section 1123(a)(3) of the Bankruptcy Code.

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(iv)	No Discrimination (Section 1123(a)(4))

27. Article III of the Plan provides the same treatment for each Claim or Interest within a particular class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Furthermore, the consideration received by the Exit Facility Backstop Parties (including the Exit Facility Residual Backstop Parties) in connection with their respective commitments to fully backstop the Exit Facility is solely in exchange for such commitments and other good and valuable consideration and a necessary component of effecting the Debtors’ Restructuring Transactions, and, for the avoidance of doubt, is not treatment on account of any Claims or Interests held by such Exit Facility Backstop Parties in violation of section 1123(a)(4) of the Bankruptcy Code. The Plan, therefore, satisfies section 1123(a)(4) of the Bankruptcy Code.

(v)	Adequate Means for Plan Implementation (Section 1123(a)(5))

28. Article IV and elsewhere in the Plan and the various documents, agreements, exhibits, and attachments to the Plan, the Plan Supplement, and the Disclosure Statement provide detailed, adequate, and proper means for the Plan’s implementation including, but not limited to: (a) the general settlement of Claims and Interests; (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions, the Exit Facility Backstop Agreement, the Exit Facility, and any restructuring transaction steps set forth in the Plan Supplement, as the same may be modified or amended (in accordance with the terms of the Plan, the Restructuring Support Agreement, and the Exit Facility Backstop Agreement, subject, in each case, to any consent rights set forth or incorporated therein) from time to time prior to the Effective Date; (c) the funding and sources of consideration for the Plan distributions, including the Exit Facility and the Debtors’ Cash on hand; (d) the issuance of the New Common Stock (including on

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account of the Exit Facility Backstop Commitment Premium); (e) the adoption of the New Governance Documents; (f) the continued corporate existence of the Debtors; (g) vesting of all property of each Estate and all Causes of Action in the Reorganized Debtors; (h) the cancellation, amendment, or amendment and restatement of prepetition agreements; (i) the authorization and approval of corporate actions under the Plan, each consistent with the Restructuring Support Agreement; (j) the appointment of the New Board; and (k) the effectuation and implementation of documents and further transactions. The Plan, therefore, satisfies section 1123(a)(5) of the Bankruptcy Code.

(vi)	Non-Voting Equity Securities (Section 1123(a)(6))

29. Article IV.M of the Plan provides that the New Governance Documents will prohibit the issuance of non-voting equity securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. Thus, the Plan satisfies this provision.

(vii)	Directors and Officers (Section 1123(a)(7))

30. The Plan satisfies section 1123(a)(7) of the Bankruptcy Code. The Plan Supplement sets forth the identities of all currently known directors for the initial term of the New Board, consistent with the interests of all Holders of Claims and Interests and public policy. The initial members of the New Board will be designated and appointed in accordance with the New Governance Documents. In subsequent terms, the directors will be selected in accordance with the New Governance Documents. Provisions regarding the removal, appointment and replacement of members of the New Board will be set forth in the New Governance Documents. Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the applicable New Governance Documents and other constituent documents. Accordingly, the Plan satisfies section 1123(a)(7) of the Bankruptcy Code.

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O.	Additional Plan Provisions (Section 1123(b))

31. As set forth below, the discretionary provisions of the Plan comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, section 1123(b) of the Bankruptcy Code is satisfied.

(i)	Impaired/Unimpaired Classes (Section 1123(b)(1))

32. The Plan complies with section 1123(b)(1) of the Bankruptcy Code. Under Article III of the Plan, Classes 1, 2A, 2B, 3, 5, 6 (if the Intercompany Claims are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), and 7 (if the Intercompany Interests are Reinstated under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders) are Unimpaired, and Classes 4, 6 (if the Intercompany Claims are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 7 (if the Intercompany Interests are cancelled under the Plan, as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders), 8A, 8B, 8C, and 9 are Impaired.

(ii)	Assumption of Executory Contracts and Unexpired Leases (Section 1123(b)(2))

33. The Plan complies with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides that, on the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) as of the Effective Date, without the need for any further notice to or action, or separate order or approval of this Court, unless such Executory Contract or Unexpired Lease: (i) previously expired or terminated pursuant to its own terms, (ii) subject to Paragraph 57 of this Order, is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date.

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34. The Debtors provided sufficient notice and an opportunity to object and be heard to each non-Debtor counterparty to an Executory Contract or Unexpired Lease to be assumed, assumed and assigned, or rejected, as applicable, by the Debtors under the Plan, and no other or further notice was or shall be required.

(iii)	Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action (Section 1123(b)(3))

35. The Plan complies with section 1123(b)(3) of the Bankruptcy Code. In accordance with Bankruptcy Rule 9019, solely as to the signatories to the Restructuring Support Agreement, in consideration for the classification, settlement, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all such Claims, Interests, and Causes of Action in the Impaired Classes and controversies relating to the contractual, legal, and subordination rights that a Holder of an Impaired Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made or treatment provided on account of such Allowed Claim or Interest, as set forth in the Restructuring Support Agreement and as between the Consenting Lenders and the Debtors. The entry of this Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

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36. In accordance with the Plan, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

37. The entry of this Order shall constitute this Court’s approval of the compromise or settlement of all Claims and Interests in the Impaired Classes and controversies and a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable and reasonable.

38. Article VIII.A of the Plan provides for the discharge of Claims against and terminated Interests in the Debtors (the “Discharge”); Article VIII.B provides for the release of certain Liens against the Debtors and property of their Estates (the “Lien Release”); Article VIII.C provides for the release of the Released Parties by the Debtors and their Estates (the “Debtor Release”); Article VIII.D provides for the release of the Released Parties by the Releasing Parties (the “Third-Party Release”); Article VIII.E provides for exculpation of the Exculpated Parties (the “Exculpation”); and Article VIII.F provides for an injunction (the “Injunction”), in each case as set forth in the Plan. These provisions were fully and conspicuously disclosed to all parties in interest in the Ballot, the Combined Hearing Notice, the Publication Notice and the Equity Notice, each of which excerpted the full text of the release, exculpation, and injunction provisions as set forth in the Plan and, in the case of the Third-Party Release, such provisions (as modified by this Order) are fully consensual. The Court has jurisdiction under sections 1334(a)-(b) of the Judicial Code and authority under section 105 of the Bankruptcy Code to approve each of the Discharge, the Lien Release, the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction.

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39. As has been established based upon the evidence presented at the Combined Hearing, the Discharge, the Lien Release, the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction (a) were given in exchange for good, valuable, and adequate consideration after due notice and opportunity for hearing, (b) are appropriately tailored under the facts and circumstances of these Chapter 11 Cases, (c) were integral to the agreements and settlements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (d) confer substantial benefits on the Estates, (e) are fair, equitable, and reasonable, and (f) are in the best interests of the Debtors, the Estates, and parties in interest. Further, the failure to implement the Discharge, the Lien Release, the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction would impair the Debtors’ ability to confirm and implement the Plan.

40. Releases. Based on the record established at the Combined Hearing and as set forth in the Confirmation Brief and the Ventresca Declaration, the Debtor Release represents a valid exercise of the Debtors’ business judgment, is fair, equitable and reasonable, necessary to the Plan and in the best interest of the Debtors’ estates, thereby satisfying applicable case law. Such releases are given in exchange for and are supported by fair, sufficient and adequate consideration provided to each and all of the parties providing such release.

41. Based on the record established at the Combined Hearing and as set forth in the Confirmation Brief and the Ventresca Declaration, the Third-Party Release (as modified by this Order) is consensual with respect to the Releasing Parties because the releases therein are provided by parties who voted in favor of the Plan and had an opportunity to affirmatively opt out of the Third-Party Release on the Ballot but did not to choose to opt out of the Third-Party Release.

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42. Exculpation. The Exculpation appropriately affords protection to those parties who constructively participated in and contributed to the Debtors’ chapter 11 process consistent with their duties under the Bankruptcy Code and is appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The Exculpation granted under the Plan is reasonable in scope as it does not relieve any party of liability for an act or omission to the extent such act or omission is determined by final order to constitute actual fraud, willful misconduct, or gross negligence. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction.

43. Injunction. The Injunction is essential to implement the Plan and to preserve and enforce the Debtor Release, the Lien Release, the Third-Party Release, the Exculpation, and discharge provisions set forth in Article VIII of the Plan. The Injunction is appropriately tailored to achieve those purposes.

44. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties and the evidence proffered, adduced, or presented at the Combined Hearing, the Discharge, the Lien Release, the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law.

45. Release of Liens. The Release of Liens described in Article VIII.B of the Plan is necessary to implement the Plan. The provisions of the Release of Liens are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

46. Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and

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may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan (including in Article IV.T) and the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(iv)	Additional Plan Provisions (Section 1123(b)(6))

47. The Plan contains certain other provisions that may be construed as permissive but are not required for confirmation under the Bankruptcy Code. These discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

P.	Debtors’ Compliance with the Bankruptcy Code (Section 1129(a)(2))

48. As further described below, the Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfy the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy law, rule, or regulation, the Scheduling Order,

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and all other applicable law, in transmitting the Solicitation Package, the Backstop subscription forms and instructions, and related documents and notices, and in soliciting and tabulating the votes (and the opt-out elections) on the Plan and in effectuating the Exit Facility Backstop Agreement subscription process.

Q.	Plan Proposed in Good Faith (Section 1129(a)(3))

49. The Plan satisfies section 1129(a)(3) of the Bankruptcy Code. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the process leading to confirmation, including the overwhelming support for the Plan, and the transactions to be implemented pursuant thereto. The Plan and the Restructuring Transactions are the product of arm’s-length negotiations by and among the Debtors and the Consenting Lenders, aimed at best positioning the Debtors for long-term growth and success. This comports with one of the principal purposes of chapter 11: to enable a distressed entity to reorganize its affairs, prevent job losses, and stave off the adverse economic effects associated with disposing of assets at liquidation value.

50. The Debtors commenced these Chapter 11 Cases and proposed the Plan with the legitimate and honest purpose of maximizing the value of the Debtors’ assets and maximizing distributions and/or recoveries to all stakeholders. Additionally, the Plan has been proposed in compliance with applicable law, rules and regulations. The Plan was conceived and proposed with the “honest purpose” and “reasonable hope of success” by which “good faith” under section 1129(a)(3) of the Bankruptcy Code is measured. See In re Sun Country Dev., Inc., 764 F.2d 406, 408 (5th Cir. 1985). Accordingly, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. Based on the foregoing and the record of these Chapter 11 Cases, including, but not limited to, the Restructuring Support Agreement, the Combined Hearing, the Mates Declaration, the Ventresca Declaration, and the unanimous support of the Holders of Claims entitled to vote on the Plan, the Plan has been proposed in good faith and not by any means forbidden by law.

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R.	Payment for Services or Costs and Expenses (Section 1129(a)(4))

51. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and comply with, section 1129(a)(4) of the Bankruptcy Code. The Court retains jurisdiction to hear and determine all applications for Professional Fee Claims incurred on or before the Effective Date.

S.	Directors, Officers, and Insiders (Section 1129(a)(5))

52. The Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code. Section 1129(a)(5) requires that the appointment of an individual to serve as “a director, officer, or voting trustee of the debtor” be identified and be “consistent with the interests of creditors and equity security holders and with public policy.” 11 U.S.C. § 1129(a)(5)(A)(ii). The Debtors have made these necessary disclosures in the Plan Supplement, and the Plan thus satisfies section 1129(a)(5) of the Bankruptcy Code.

T.	No Rate Changes (Section 1129(a)(6))

53. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not provide for any rate change that requires regulatory approval.

U.	Best Interest of Creditors (Section 1129(a)(7))

54. The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. Each Holder of a Claim or Interest either (a) has voted to accept the Plan, (b) is Unimpaired and deemed to have accepted the Plan, or (c) shall receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

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55. In addition, the liquidation analysis attached as Exhibit E to the Disclosure Statement, as well as the other evidence related thereto in support of the Plan that was proffered or adduced in the Mates Declaration, or at, prior to, or in connection with the Combined Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by any other evidence; and (d) establishes that each Holder of an Allowed Claim or Interest in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.

V.	Acceptance by Certain Classes (Section 1129(a)(8))

56. The Impaired Non-Voting Classes are not entitled to vote to accept or reject the Plan, and therefore the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code. However, the Plan is confirmable under section 1129(a)(10) of the Bankruptcy Code because Class 4 unanimously voted to accept the Plan and, with respect to the Impaired Non-Voting Classes, section 1129(b) is satisfied as set forth below.

W.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code (Section 1129(a)(9))

57. The Plan’s treatment of Administrative Claims (including, but not limited to, Professional Fee Claims) and Priority Tax Claims pursuant to Article II of the Plan satisfies the requirements of, and complies in all respects with, sections 1129(a)(9)(A), (C), and (D) of the Bankruptcy Code, as applicable. The treatment of Other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9)(B) of the Bankruptcy Code. The Debtors have sufficient Cash to pay Allowed Administrative Claims, Priority Tax Claims, and Other Priority Claims.

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X.	Acceptance by at Least One Impaired Class (Section 1129(a)(10))

58. The Plan satisfies section 1129(a)(10) of the Bankruptcy Code. Class 4 (Prepetition Second Lien Claims) voted to accept the Plan by the requisite number of Holders of Claims and the requisite amount of Claims, without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

Y.	Feasibility (Section 1129(a)(11))

59. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. As reflected in the financial projections attached as Exhibit D to the Disclosure Statement (the “Financial Projections”) and described in the Mates Declaration and the other evidence supporting Confirmation of the Plan preferred or adduced by the Debtors at, or prior to, the Combined hearing, the Reorganized Debtors will have sufficient liquidity to honor their obligations under the Plan and to fund their business operations after Confirmation of the Plan without the need for liquidation or further financial reorganization. The Financial Projections and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or in the Mates Declaration filed in connection with, the Combined Hearing: (a) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors shall have sufficient liquidity and be able to meet their financial obligations under the Plan and in the ordinary course of their businesses.

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Z.	Payment of Fees (Section 1129(a)(12))

60. The Plan satisfies section 1129(a)(12) of the Bankruptcy Code. All fees due and payable pursuant to 28 U.S.C. § 1930 (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Reorganized Debtors shall be jointly and severally liable to pay any and all Quarterly Fees when due and payable. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors and Reorganized Debtors shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first. The U.S. Trustee shall not be required to file any Administrative Claim in these Chapter 11 Cases and shall not be treated as providing any release under the Plan.

AA.	Continuation of Retiree Benefits (Section 1129(a)(13))

61. The Plan satisfies section 1129(a)(13) of the Bankruptcy Code. Article V.G of the Plan provides that, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall be paid in accordance with applicable law.

BB.	Non-Applicability of Certain Sections (Sections 1129(a)(14), (15), and (16))

62. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors do not owe any domestic support obligations, are not individuals, and are not non-profit corporations.

CC.	“Cram Down” Requirements (Section 1129(b))

63. The Plan satisfies section 1129(a)(10) of the Bankruptcy Code. Notwithstanding the fact that the Impaired Non-Voting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code since Impaired Class 4 voted

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to accept the Plan. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Impaired Non-Voting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no holder of any Claim or Interest that is junior to each Impaired Non-Voting Class will receive or retain any property from the Debtors under the Plan on account of such junior Claim or Interest in violation of the absolute priority rule and (b) no holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all holders of Claims and Interests in the Impaired Non-Voting Classes. Third, the Plan does not discriminate unfairly with respect to the Impaired Non-Voting Classes because similarly situated creditors and interest holders will receive substantially similar treatment on account of their Claims and Interests. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

DD.	Only One Plan (Section 1129(c))

64. The Plan satisfies section 1129(c) of the Bankruptcy Code as the Plan is the only chapter 11 plan filed in each of these Chapter 11 Cases.

EE.	Principal Purpose of the Plan (Section 1129(d))

65. The Plan satisfies section 1129(d) of the Bankruptcy Code as the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act. No Governmental Unit has requested that the Court not confirm the Plan on such grounds.

FF.	Not Small Business Cases (Section 1129(e))

66. Section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases as none of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code.

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GG.	Good Faith Solicitation (Section 1125(e))

67. The Debtors and their agents solicited and tabulated votes on the Plan and participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the Disclosure Statement, the Scheduling Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.

68. The Debtors and their agents participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

69. The Debtors participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, solicitation, and/or purchase of the securities offered under the Plan (if any participation was made) and the Exit Facility Backstop Agreement.

70. Based on the foregoing, the Debtors and their agents are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation provisions set forth in Article VIII.E of the Plan.

HH.	Satisfaction of Confirmation Requirements

71. Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Combined Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

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II.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date

72. Each condition precedent to the Effective Date set forth in Article IX.A of the Plan has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

JJ.	Implementation

73. All documents necessary to implement the Plan and all other relevant and necessary documents, including, but not limited to, the documents contained in the Plan Supplement (including the Exit Facility Backstop Agreement and the New Debt Documents), are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document and agreement (including the transactions set forth in the Restructuring Transactions Memorandum) is in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution and delivery, be valid, binding, and enforceable in accordance with their respective terms and conditions. The Debtors have exercised reasonable business judgment in determining to enter into these documents and the documents have been negotiated in good faith and at arm’s length. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of the Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

KK.	[Omitted]

LL.	Good Faith

74. The Debtors, the Released Parties, the Exculpated Parties, and the Related Parties of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and the Local Rules in connection with all of their respective

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activities relating to support of the Plan and this Order, including the execution, delivery, and performance of the Restructuring Support Agreement and New Debt Documents (including the Exit Facility Backstop Agreement), their participation in these Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

75. The Debtors proposed the Plan in good faith and not by any means prohibited by law, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. The Plan is the product of extensive, good faith, arm’s-length negotiations among the Debtors and their principal constituencies. Accordingly, the Debtors, the Released Parties, and the Exculpated Parties have been, are, and will continue to be acting in good faith within the meaning of section 1125(e) of the Bankruptcy Code if they proceed to: (a) consummate the Plan, the Restructuring Transactions, the Exit Facility Backstop Agreement, the New Debt Documents, and the agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Order; and (b) take any actions authorized and directed or contemplated by this Order.

MM.	Exit Facility Backstop Agreement

76. The entry into the Exit Facility Backstop Agreement is a necessary and integral component of these Restructuring Transactions and the terms and conditions of the Exit Facility Backstop Agreement are fair, reasonable, customary, and reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are based on good, sufficient, and sound business purposes and justifications, and are supported by reasonably equivalent value and consideration. The Debtors, the Exit Facility Backstop Parties, the Exit Facility Residual Backstop Parties and their respective professional advisors negotiated the Exit Facility Backstop Agreement in good faith and at arm’s length.

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ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa.

2. Objections. Any and all objections, responses, statements, reservation of rights, and comments in opposition to the Plan and the Disclosure Statement, other than those withdrawn with prejudice in their entirety, waived, settled, or resolved prior to the Combined Hearing, or otherwise resolved on the record of the Combined Hearing and/or herein, are hereby overruled and denied on the merits.

3. Disclosure Statement. The Disclosure Statement (a) contains information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law (including the Securities Act), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is APPROVED in all respects.

4. Solicitation Procedures. The Solicitation Procedures were appropriate and satisfactory under the circumstances of these Chapter 11 Cases and satisfy the requirements of the Bankruptcy Code, Bankruptcy Rules, Local Rules, and applicable non-bankruptcy law and are hereby approved in all respects.

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5. Ballots. The form of Ballot attached as Exhibit 3 to the Scheduling Order complies with Bankruptcy Rule 3018(c), conforms to Official Form No. 14, and is approved in all respects.

6. Tabulation Procedures. The procedures used for tabulations of votes to accept or reject the Plan, as set forth in the Disclosure Statement and the Scheduling Motion and Scheduling Order, are approved in all respects.

7. Voting. The Voting Record Date is approved in all respects. The Voting Deadline with respect to Class 4 (Prepetition Second Lien Claims) provided a reasonable and sufficient time to make an informed decision to accept or reject the Plan and is approved in all respects.

8. Confirmation of the Plan. The Plan, attached to this Order as Exhibit A, is hereby approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. Each of the terms and conditions of the Plan and all related documents (including any supplements, amendments, or modifications thereof in accordance with this Order and the Plan), including, without limitation, the documents contained in the Plan Supplement (including the Exit Facility Backstop Agreement and the New Debt Documents), as filed with the Court prior to the Combined Hearing, is an integral part of this Order and the Plan, is incorporated by reference into this Order, and is hereby approved in all respects. The Debtors are authorized to enter into and execute all documents and agreements related to the Plan (including all documents referred to therein or herein and any related documents), and the execution, delivery, and performance thereafter by the Reorganized Debtors, are hereby approved and authorized in all respects.

9. Deemed Acceptance of Plan as Modified. The Plan and this Order include modifications (including in Paragraphs 10, 11 and 12 below) that were made by the Debtors postpetition (the “Plan Modifications”) to address concerns raised by parties in interest and are non-material, do not materially or adversely change the treatment of any Claims or Existing Equity

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Interests, and do not cause the Plan to fail to meet any of the requirements of sections 1122 or 1123 of the Bankruptcy Code. The Plan Modifications comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Moreover, the Debtors’ key constituents affected by the Plan Modifications support these changes. Accordingly, no additional solicitation or disclosure was required on account of the Plan Modifications and all Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended. No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.

10. The Plan is deemed modified to replace the existing definition of “Distribution Record Date,” found at Article I.40 of the Plan, with the following:

“Distribution Record Date” means the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date or such other date as agreed to by the Debtors and the Requisite Consenting Lenders; provided that the Distribution Record Date for Holders of Allowed Prepetition First Lien Claims shall be January 5, 2024 or such other date as agreed to by the Debtors and the Requisite Consenting Lenders. For the avoidance of doubt, no distribution record date shall apply to holders of public Securities, including the Existing Preferred Equity Interests and Existing Common Equity Interests, the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, as applicable, the customary procedures of DTC.

11. The Plan is deemed modified to replace the existing definition of “Related Parties,” found at Article I.123 of the Plan, with the following:

“Related Parties” means, with respect to an Entity, collectively, (a) such Entity’s current and former Affiliates (whether by operation of law or otherwise) and (b) such Entity’s and such Entity’s current and former Affiliates’ directors, trustees, managers, officers, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), committee members, predecessors, successors, assigns (whether by operation of law or otherwise), subsidiaries, managed accounts or funds or investment vehicles, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, employees, agents (including any disbursing agent), advisory board members, financial advisors, actuaries, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals,

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“controlling persons” (within the meaning of federal securities laws), each solely in their capacities as such, and their respective heirs, administrators, executors, estates, servants and nominees of the foregoing; provided that PREIT’s shareholders and equity holders (in their capacities as such) shall not be Related Parties of PREIT.

12. The Plan is deemed modified to replace the existing definition of “Releasing Parties” found in Article I.125, with the following:

“Releasing Parties” means collectively and each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; (j) all Holders of Claims in Class 4 unless they submit a ballot by the voting deadline that (i) does not vote to accept the Plan or (ii) opts out of the Third-Party Release; and (k) each Related Party of each Entity in clause (a) through clause (j) hereof, provided with respect to clause (k) hereof, a Related Party is only a Releasing Party with respect to claims that it could have properly asserted on behalf of the Entities identified in (a) through (j) hereof; provided that, for the avoidance of doubt, each Holder of Claims that is party to or has otherwise signed the Restructuring Support Agreement shall not opt out of or File an objection to the Third-Party Release.

13. Plan Classifications Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions and treatment thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors, the Reorganized Debtors, or Holders of Claims for purposes other than voting on the Plan.

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14. Corporate Action. To the fullest extent permitted by applicable law, notwithstanding any provisions of the applicable state law, including Pennsylvania Business Corporation Law, the Delaware General Corporate Law (including section 303 thereof), and the comparable provisions of the Delaware Limited Liability Company Act, section 1142(b) of the Bankruptcy Code and any other comparable provisions under any applicable law, no action of the respective directors, equity holders, trustees, managers or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan. In particular, on or before the Effective Date, as applicable, all actions contemplated under the Plan (including under the documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption or assumption, as applicable, of the Compensation and Benefits Programs, subject to and in accordance with Article V.G of the Plan; (2) the selection and appointment of the directors, trustees, mangers, and officers for the Reorganized Debtors, including the appointment of the New Board; (3) the authorization, issuance and distribution of the TL Exit Facility, the Revolving Exit Facility and the New Common Stock and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (4) the implementation of the Restructuring Transactions; (5) the entry into the New Debt Documents; (6) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (7) the adoption of the New Governance Documents; (8) the assumption, assumption and assignment, or rejection, as applicable, of Executory Contracts and Unexpired Leases; (9) the conversion of PREIT from a Pennsylvania business trust to a Delaware limited liability company; and (10) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date).

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15. Upon the Effective Date, all matters provided for in the Plan involving the structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, trust or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, trustees, managers or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate members, directors, trustees, managers and officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Governance Documents, the New Debt Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. To the fullest extent permitted by applicable law, the authorizations and approvals contemplated by Article IV.K of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

16. Means for Implementation of the Plan. Each of the provisions governing the means for implementation of the Plan set forth in Article IV of the Plan shall be, and hereby are, approved in all respects. The Debtors are authorized to take all actions reasonably necessary to implement the Plan on the terms set forth in Article IV of the Plan. Further, upon the Effective Date, the Debtors or Reorganized Debtors, as applicable, are authorized to make the payments or other distributions set forth in Article II and Article III of the Plan.

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17. Exemption from Certain Taxes and Fees. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Revolving Exit Facility and the TL Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the this Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over

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any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

18. New Common Stock. On the Effective Date, subject to the terms and conditions of the Plan and the Restructuring Transactions, Reorganized PREIT shall issue the New Common Stock (including on account of the Exit Facility Backstop Commitment Premium). Each distribution and issuance of the New Common Stock (including on account of the Exit Facility Backstop Commitment Premium) shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution and/or issuance, as applicable, including the New Governance Documents, which terms and conditions shall be deemed valid, binding, and enforceable against each Entity receiving such distribution and/or issuance of the New Common Stock without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

19. Exemption from Registration Requirements. The offer, distribution, and issuance, as applicable, of the New Common Stock (including on account of the Exit Facility Backstop Commitment Premium) and the Subscription Rights (as defined in the Exit Facility Backstop Agreement) (collectively, the “Plan Securities”) under the Plan and the Restructuring Transactions shall be exempt from registration and prospectus delivery requirements under applicable securities laws (including section 5 of the Securities Act or any similar state or local law requiring the registration and/or delivery of a prospectus for offer or sale of a security or

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registration or licensing of an issue of a security) pursuant to section 1145(a) of the Bankruptcy Code, section 4(a)(2) of the Securities Act, and/or other applicable exemptions. An offering of Plan Securities provided in reliance on the exemption from registration under the Securities Act pursuant to section 1145(a) of the Bankruptcy Code may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code and is deemed to be a public offering, and such Plan Securities may be resold without registration to the extent permitted under section 1145 of the Bankruptcy Code. Any Plan Securities provided in reliance on the exemption from registration under the Securities Act provided by section 4(a)(2) of such act will be provided in a private placement. All Plan Securities issued to Holders of Allowed Claims on account of their respective Claims shall be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code. All Plan Securities (including those issued in connection with the Exit Facility Backstop Agreement) shall be issued without registration under the Securities Act or Regulation D promulgated thereunder.

20. Exit Facility. On or around the Effective Date, the Reorganized Debtors are hereby authorized to enter into, execute, and deliver the New Debt Documents and pay any and all applicable fees and expenses due in connection with the New Debt Documents. The Court hereby (a) approves the (i) Revolving Exit Facility and the TL Exit Facility, and all transactions contemplated thereby and therein, and all actions taken or to be taken, all undertakings made or to be made, and obligations incurred or to be incurred by the Debtors and the Reorganized Debtors, as applicable, in connection therewith, including the payment of all other fees and expenses (including payment of the Ad Hoc Group Advisors’ fees and expenses), losses, damages, indemnities and other amounts provided for by the New Debt Documents, (b) authorizes the Debtors and the Reorganized Debtors, as applicable, without further notice to or action, order or

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approval of this Court and without the need for any further corporate or shareholder action, to enter into and/or fully perform their obligations under the New Debt Documents, including, without limitation, the payment of all fees and expenses in connection therewith, and (c) ratifies and approves, pursuant to sections 105(a), 363(b), 503(b)(1), and 507(a)(2) of the Bankruptcy Code, all fees, costs, obligations, and expenses paid by the Debtors or to be paid by the Reorganized Debtors in connection with the Exit Facility, as applicable.

21. Upon the Effective Date, the New Debt Documents shall constitute legal, valid, binding, and authorized debt obligations of each of the Reorganized Debtors, and the terms and provisions set forth in the New Debt Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Debt Documents shall be deemed to have been extended in good faith, for legitimate business purposes, are reasonable, are for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder, shall not be subject to challenge, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

22. On the Effective Date, all of the Liens, mortgages, deeds of trust, pledges, and other security interests to be granted in accordance with the New Debt Documents (a) shall be deemed to be granted, (b) shall be legal, binding and enforceable Liens on, and security interests in, the applicable collateral granted thereunder in accordance with the terms of the New Debt Documents, (c) shall be deemed automatically perfected and non-avoidable on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Debt Documents, (d) shall not be subject to avoidance, recharacterization or equitable subordination for any purposes whatsoever and (d) shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

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23. Without in any way limiting the automatically effective perfection as set forth in Paragraph 22(c) hereof, the Reorganized Debtors and the secured parties (and their designees and agents) under such New Debt Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue, and perfect all such Liens, mortgages, deeds of trust and other security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Order and shall thereafter cooperate to make any such filings and recordings. To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder has filed or recorded publicly any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors, the Reorganized Debtors, and/or the collateral agent or administrative agent, as applicable, with respect to the Exit Facility that are necessary to release and/or extinguish such liens and security interests.

24. New Governance Documents. The terms of the New Governance Documents attached to the Plan Supplement as Exhibit A are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is

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authorized to enter into the New Governance Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. Notwithstanding anything to the contrary in this Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New Governance Documents will be governed by the jurisdictional provisions therein.

25. New Board. The current trustees of PREIT shall be deemed to resign on and as of the Effective Date, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. On the Effective Date, the members of the New Board identified in the Plan Supplement shall be designated and appointed in accordance with the terms set forth in the New Governance Documents and as identified in the Plan Supplement. Each such member of the New Board shall serve from and after the Effective Date pursuant to the terms of the New Governance Documents and other constituent documents of Reorganized PREIT.

26. Compliance with Tax Requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors or the Reorganized Debtors, as applicable, and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors or Reorganized Debtors, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

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27. Allowance of Claims. After the Effective Date, except as otherwise expressly set forth in the Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Requisite Consenting Lenders, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

28. Disputed Claims Process. Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in the Plan. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). Notwithstanding the foregoing, any person or entity that holds a Claim that arises from the rejection of an Executory Contract or Unexpired Lease must file a Proof of Claim based on such rejection no later than the date that is thirty days following the later of (a) the Effective Date and (b) entry of an order of the Bankruptcy Court approving the rejection of such Executory Contract or Unexpired Lease.

29. Upon the Effective Date and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed expunged, without further notice to, action, order or approval of this Court.

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The Debtors shall (i) include in the notice of the occurrence of the Effective Date the immediately preceding statement and (ii) provide a separate notice (which notice may be transmitted via email) to each holder that Filed a Proof of Claim, stating the same. Notwithstanding the foregoing, within 90 days from the Effective Date, the Reorganized Debtors must object to any Disputed Proof of Claim Filed as to any Claim resulting from rejection (if any) of an Executory Contract or Unexpired Lease.

30. The Debtors and the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Lenders, shall have the exclusive authority to (1) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (2) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code).

31. Restructuring Transactions. On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effectuate the Plan, which may include: (1) the execution, delivery, filing, registration or recordation of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Restructuring Support Agreement, and that satisfy the applicable requirements of

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applicable law and any other terms to which the applicable Entities may agree, including the documents constituting the Plan Supplement (including the Restructuring Transactions Memorandum and the amendment of any other documents described in or contemplated by the Restructuring Transactions Memorandum); (2) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement, and having other terms for which the applicable Entities may agree; (3) the execution, delivery, filing, registration or recordation of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable law; (4) the execution, delivery, filing, registration or recordation of the New Governance Documents; (5) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (6) the execution, delivery, filing, registration or recordation of the New Debt Documents; (7) the cancellation of any securities, notes, loans, instruments, certificates, and other documents required to be cancelled under the Plan or any Restructuring Transaction, subject to the terms of the Restructuring Support Agreement (including, without limitation, all consent rights set forth therein), the Exit Facility Backstop Agreement (including, without limitation, all consent rights set forth therein), and the New Debt Documents; and (8) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. This Order shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

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32. Exit Facility Backstop Agreement. The Exit Facility Backstop Agreement and the terms and provisions included therein are approved in their entirety. The Debtors are authorized to take any and all actions necessary and proper to implement the terms of the Exit Facility Backstop Agreement and to fully perform all obligations thereunder on the conditions set forth therein. The specified premiums, payments, obligations, indemnification obligations and expenses contemplated to be paid by the Debtors pursuant to the Exit Facility Backstop Agreement are hereby approved as reasonable and shall not be subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, disgorgement or any other challenges under any theory at law or in equity by any person or entity.

33. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action (other than those released under the Plan), and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, this Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action (other than those released under the Plan) without

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supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor (including any Reorganized Debtor ultimately being wound down and liquidated in connection with the Restructuring Transactions) shall be treated as being liable on any Claim that is discharged pursuant to the Plan. After the Effective Date, a certified copy of this Order may be filed with the appropriate clerk or recorded with the recorder of any federal, state, province, county, or local authority, whether foreign or domestic, to act to effectuate the transfer of all property in each Estate to the Reorganized Debtors, vesting the Reorganized Debtors with all right, title, and interest of the Debtors to the property in each Estate, free and clear of all Liens, Claims, Interests, and other encumbrances of record.

34. Cancelation and Surrender of Instruments and Agreements. On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been canceled in accordance with Article IV.I of the Plan shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights.

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35. Termination of Employee Equity and Equity-Based Incentive Plans. On the Effective Date, all employee equity or equity-based incentive plans, including but not limited to the 2018 Equity Incentive Plan, the historical stock options granted for payment to certain, the Long-Term Incentive Plan, Outperformance 2019 Plan (and any and all Outperformance Units thereunder), Time-Based Restricted Shares Plan (and any and all Time-Based Restricted Shares thereunder along with any associated vesting rights) and Performance-Based Restricted Shares Plan (and any and all Performance-Based Restricted Shares thereunder) and any provisions contained in the Compensation and Benefits Programs that provide for rights to acquire Existing Equity Interests in any of the Debtors shall be deemed terminated, and no further vesting of any such Existing Equity Interests shall occur.

36. Treatment of Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan shall be, and hereby are, approved in their entirety. For the avoidance of doubt, entry of this Order constitutes the Court’s approval of the assumption (or assumption and assignment to the applicable Reorganized Debtor, as applicable) of each of the Debtors’ Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code as of the Effective Date, without the need for any further notice to or action, or separate order or approval this Court, unless such Executory Contract or Unexpired Lease (i) previously expired or terminated pursuant to its own terms, (ii) subject to Paragraph 57 of this Order, is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date. For the avoidance of doubt, the Debtors’ employment agreements with the Chief Executive Officer and Chief Financial Officer, amended as of December 8, 2023, are deemed assumed.

37. The Debtors’ and counterparties’ respective rights and obligations under each Executory Contract and Unexpired Lease assumed under the Plan shall be unaffected by virtue of these Chapter 11 Cases, and the obligations arising under such Executory Contracts and Unexpired Leases assumed under the Plan will be performed in the ordinary course of business pursuant to the terms of the Plan, this Order, and such Executory Contracts and Unexpired Leases.

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38. Except as otherwise provided in the Plan or agreed to by the Debtors (with the consent of the Requisite Consenting Lenders) and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

39. Entry of this Order constitutes an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, and rejections, as applicable, of the Executory Contracts or Unexpired Leases as set forth in the Plan under sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall re-vest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms may have been modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. All assumed Executory Contracts or Unexpired Leases will be enforceable by the Reorganized Debtors in accordance with their terms notwithstanding any provision in such

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contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, will be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned under the Plan (including any “change of control” provision) restricts, conditions, or prevents, or purports to restrict, condition, or prevent, or is breached or deemed breached by, the Debtors’ assumption or assumption and assignment of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

40. Any counterparty to an assumed Executory Contract or Unexpired Lease that failed to timely (i) file an objection asserting that amounts were due as a result of a Debtor’s monetary default under an Executory Contract or Unexpired Lease to be assumed under the Plan, or (ii) otherwise object to the Debtors’ assumption of an Executory Contract and Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), will be (x) deemed to have consented to the such proposed assumption, (y) deemed to have forever released and waived such objections, (y) forever barred from being heard on such objections, and (z) forever barred from imposing or charging against any Reorganized Debtor any accelerations, increases or any other fees as a result of any assumption under the Plan.

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41. Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed expunged, without further notice to, action, order or approval of the Bankruptcy Court; provided, however, that the Debtors shall (i) include in the notice of the occurrence of the Effective Date the immediately preceding statement and (ii) provide a separate notice (which notice may be transmitted via email) to each Holder that Filed a Proof of Claim with respect to an Executory Contract or Unexpired Lease, stating that the Executory Contract or Unexpired Lease related to such Proof of Claim was assumed under the Plan and any such Proof of Claim is expunged.

42. Compensation and Benefits Programs. Except as set forth in the Plan, and except as otherwise provided under the Restructuring Support Agreement (including with respect to those agreements set forth on Annex B to the Restructuring Term Sheet and as set forth in the final sentence of this Paragraph 42), the Debtors or the Reorganized Debtors, as applicable, shall continue and assume, according to existing terms and practices, solely those Compensation and Benefits Programs that were disclosed to the Requisite Consenting Lenders as of the Restructuring Support Agreement Effective Date, including, for the avoidance of doubt, payment in full in cash of all Claims arising thereunder or related thereto as and when due, including executive compensation programs, and including payment in full in cash under the 2023 Annual Incentive Plan. Notwithstanding the foregoing, the Compensation and Benefits Programs contemplated under the agreements set forth on Annex B to the Restructuring Term Sheet may be continued solely under the terms and conditions set forth in the revised agreements entered into between the Debtors and the respective employee, as previously consented to by the Requisite Consenting Lenders, and without regard to historical terms and practices. The amounts which the Debtors shall pay under any bonus plans shall not exceed the amounts set forth on Annex C to the Restructuring

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Term Sheet as may be modified under the existing terms and conditions set forth in Exhibit I of that certain Second Notice of Filing of Plan Supplement to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 148] (the “Second Plan Supplement Notice”). For the avoidance of doubt, the Annual Incentive Plan, filed in the Second Plan Supplement Notice, shall be deemed assumed.

43. Administration of the 401(k) Plan and Rabbi Trusts. On the Effective Date, the Reorganized Debtors shall assume and maintain, in the ordinary course of business, all administrative obligations arising under (a) the Debtors’ 401(k) plan administered by Fidelity Investments and (b) the deferred compensation plans benefiting executives of Crown American Properties, L.P., including (i) the savings restoration plan and (ii) the key executive capital plan.

44. Severance Amendments. The severance amendments with respect to Andrew Ioannou, Joseph Aristone, Joshua Schrier, Lisa Most, and Sathana Semonsky, filed in the Second Plan Supplement Notice, shall become effective as of the Effective Date and the Restructuring Transactions contemplated under the Plan shall constitute a “Change in Control” for purposes of such severance amendments.

45. Assumption of Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

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46. After the Effective Date, to the extent consistent with applicable law and Governance Documents, the Reorganized Debtors (or any such assignee) may increase, reduce, restrict, or otherwise modify, in their sole discretion, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, trustees and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy (and all tail coverage related thereto) regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

47. Provisions Governing Distributions. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. The distributions and payments made pursuant to the Plan shall be permanent, irrevocable, and indefeasible and shall not be subject to avoidance, turnover, recharacterization or adjustment in any respect unless otherwise specifically provided in the Plan or this Order.

48. Settlement, Release, Injunction, and Related Provisions. The settlement, discharge, release, exculpation, injunction and related provisions set forth in Article VIII of the Plan (as expressly modified by this Order) shall be, and hereby are, approved and authorized in their entirety, including, but not limited to:

a.	Discharge of Claims. The discharge of claims set forth in Article VIII.A.

b.	Release of Liens. The release of liens as set forth in Article VIII.B.

c.	Releases by the Debtors. The releases by the Debtors set forth in Article VIII.C.

d.	Releases by the Releasing Parties. The Third-Party Release set forth in Article VIII.D.

e.	Exculpation. The Exculpation set forth in Article VIII.E.

f.	Injunction. The Injunction provision set forth in Article VIII.F.

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49. For the avoidance of doubt, under Bankruptcy Rule 3020(c)(1), the Discharge, the Lien Release, the Debtor Release, the Third-Party Release, the Exculpation, and the Injunction provisions in the Plan (as expressly modified by this Order) are hereby approved and will be effective immediately on the Effective Date without further order or action by the Bankruptcy Court, any of the parties to such release, or any other Entity.

50. Utility Order. On the Effective Date, the Reorganized Debtors are authorized to withdraw the funds held in the segregated account pursuant to the Final Order (I) Authorizing the Debtors’ Proposed Form of Adequate Assurance of Payment to Utility Companies, (II) Establishing Procedures For Resolving Objections by Utility Companies, (III) Prohibiting Utility Companies From Altering, Refusing, or Discontinuing Service, and (IV) Granting Related Relief [D.I. 133] (the “Utility Order”), and the Reorganized Debtors shall have no further obligations to comply with the Utility Order. If applicable, all utilities, including any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases in compliance with the Utility Order or otherwise, must return such deposit or other form of adequate assurance of performance to the Reorganized Debtors within thirty days of the Effective Date, provided that any such utility may apply such deposit or other form of adequate assurance of performance to the Reorganized Debtors’ account within 30 days of the Effective Date.

51. Conditions Precedent to the Effective Date. The provisions governing the conditions precedent to the Effective Date set forth in Article IX.A of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to consummate the Plan at any time after the entry of this Order, subject to satisfaction or waiver of the provisions set forth in Article IX.A of the Plan pursuant to their terms.

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52. Reporting. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” day orders and any “second” day orders entered in the Chapter 11 Cases.

53. Retention of Jurisdiction. The provisions governing the retention of jurisdiction set forth in Article XI of the Plan shall be, and hereby are, approved in their entirety. Under sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of this Order and the occurrence of the Effective Date, the Court shall, on and after the Effective Date, retain jurisdiction over the Chapter 11 Cases and all matters related to the Chapter 11 Cases, the Debtors, and the Plan as legally permissible including, without limitation, over the matters set forth in Article XI of the Plan. For avoidance of doubt, the jurisdictional and governing law provisions set forth in the New Debt Documents shall control on and after the Effective Date.

54. Payment of Statutory Fees. All fees due and payable pursuant to 28 U.S.C. §1930 will be paid as reflected in the Plan.

55. Effectiveness of All Actions. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Order, without further application to, or order of this Court, or further action by the respective officers, directors, managers, members, trustees or stockholders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, trustees or stockholders. To the fullest extent permitted by applicable law, this Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations, of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, agreements, any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, agreements, and any amendments or modifications thereto.

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56. Consent Rights. Nothing in the Plan, including the Plan Supplement and any schedules contained therein (in each case as may be amended, modified, or supplemented), or this Order, shall amend, terminate, or otherwise modify (1) any terms of the Restructuring Support Agreement that by their terms survive the termination of the Restructuring Support Agreement and (2) the Debtors’ commitments to abide by the caps on certain payments contained in Annex C to the Restructuring Term Sheet (except as the same were modified by Exhibit I of the Plan Supplement).

57. Headquarters Lease. Notwithstanding the fact that the Lease, dated as of December 3, 2018, as amended by that certain First Amendment to Lease, dated as of September 27, 2019 (as amended, the “HQ Lease”), as between Commerce Square Partners—Philadelphia Plaza, L.P. (a Delaware limited partnership) as “Landlord’ under the HQ Lease, and PREIT Associates, L.P. (a Delaware limited partnership) as “Tenant” under the HQ Lease, was identified on Exhibit D (Rejected Executory Contracts and Unexpired Leases Schedule) of the Second Plan Supplement Notice, the HQ Lease (as modified in and by that certain Second Amendment to the Lease, dated as of January 18, 2024) shall be assumed effective as of the Effective Date, and such assumption is hereby expressly approved.

58. Metroplex West Associates, L.P. For the avoidance of doubt and notwithstanding anything to the contrary contained in the Plan or this Order, the Fourth Amendment to Limited Partnership Agreement of Metroplex West Associates, L.P. and Amendment to Stockholder’s Agreement of Metroplex General, Inc., dated September 29, 2023 (the “MWA Agreement”), is hereby assumed under the Plan and the parties’ respective rights and obligations thereunder shall be performed in the ordinary course of business pursuant to the MWA Agreement and shall be unaffected by virtue of these Chapter 11 Cases. For the avoidance of doubt, Metroplex West Associates, L.P. shall not be a Releasing Party under the Plan.

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59. Bayview Associates and Esan LLC. Notwithstanding anything to the contrary contained in the Plan or this Order, including without limitation the provisions of Article VIII of the Plan, all rights, claims, and obligations of the parties under that certain Ground Lease dated June 23, 2017 between Bayview Associates and Esan LLC (collectively, “Landlord”), and PR-Plymouth Anchor – M, L.P., as tenant (the “Lease”), and all modifications, amendments, supplements, restatements, and other agreements related thereto, including without limitation that certain Unconditional Guaranty made as of June 23, 2017 by PREIT in favor of Landlord and that certain Amended and Restated Reciprocal Easement Agreement made as of July 24, 2017 by and among Landlord and PR Plymouth Meeting Limited Partnership, PR AEKI Plymouth Limited Partnership, Plymouth Ground Associates Limited Partnership, and PR Plymouth Anchor-M, L.P., whether arising prior to, simultaneously with, or after the assumption of the Lease, are expressly reserved and in no way affected by the Plan, this Order, or the commencement of these Chapter 11 Cases.

60. Chick-fil-A, Inc. Notwithstanding anything to the contrary herein or in the Plan, the Third-Party Release does not release the Debtors’ obligations arising from any lease with Chick-fil-A, Inc. or its Affiliates that is assumed under the Plan, or preclude Chick-fil-A, Inc. or its Affiliates from enforcing their rights thereunder. For the avoidance of doubt, and notwithstanding anything else to the contrary, the Debtors shall continue to perform in all respects under each and every assumed lease with Chick-fil-A, Inc. or its Affiliates, including without limitation completing any payments as they become due in the ordinary course regardless of whether such obligation could be deemed to arise prior to the Effective Date.

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61. Wells Fargo. Nothing in the Plan or this Order shall alter the legal, equitable or contractual rights of the holders of claims arising under or in connection with that certain Amended and Restated Term Loan Agreement, dated as of December 10, 2020, as amended from time to time, by and among PM GALLERY LP, a Delaware limited partnership, PR GALLERY I LIMITED PARTNERSHIP, a Pennsylvania limited partnership, KEYSTONE PHILADELPHIA PROPERTIES, L.P., a Pennsylvania limited partnership, PR 907 MARKET LP, a Delaware limited partnership, 801 C-3 FEE OWNER LP, a Delaware limited partnership, PM GALLERY FINANCE, LLC, a New Jersey limited liability company, 1018 Market Street Realty, LP, a Pennsylvania limited partnership, 1020–1024 Market Street Realty, LP, a Pennsylvania limited partnership, and 1010–1016 Market Street Realty, LP., a Pennsylvania limited partnership (individually and collectively, as the context may require, “Borrower”), the financial institutions party thereto and their assignees under section 13.5 thereof (collectively, the “FDP Lenders”), and Wells Fargo National Bank, as administrative agent thereunder (“Administrative Agent”), or related loan documents, and the FDP Lenders (including, for the avoidance of doubt, Wells Fargo National Bank as administrative agent thereunder) shall not be Releasing Parties under the Plan. PREIT, PREIT Associates, L.P. (“PALP”) and certain of PREIT’s Affiliates entered into that certain Waiver, Release, Indemnification, and Assignment Agreement with The Macerich Partnership, L.P. and certain affiliates thereof (collectively, the “Macerich Entities”) on December 9, 2023, pursuant to which certain of PREIT’s Affiliates transferred their equity interest in the Borrower and certain related entities in exchange for a release of certain claims of the Macerich Entities and indemnification of PALP for claims relating to its guaranty of the foregoing described loan. Nothing in this Paragraph 61 of the Order shall alter or modify in any way the respective rights and obligations under the Waiver, Release, Indemnification, and Assignment Agreement.

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62. Chubb Insurance Policies. Notwithstanding anything to the contrary in this Order, the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Plan Supplement, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction, discharge, or release, requires a party to opt out of any releases, or confers Bankruptcy Court jurisdiction) (collectively, the “Plan Documents”):

(a) on the Effective Date, all insurance policies (including any D&O Liability Insurance Policies) that have been issued at any time by ACE American Insurance Company, Westchester Fire Insurance Company, ACE Property and Casualty Insurance Company, Indemnity Insurance Company of North America, Westchester Surplus Lines Insurance Company, Federal Insurance Company, and/or each of their U.S.-based affiliates and successors, including ESIS, Inc. (collectively, “Chubb”) to (or providing coverage to) any of the Debtors or any of their affiliates or predecessors, all extensions and renewals thereof, and all agreements, documents or instruments related thereto (each as amended, modified or supplemented and including any exhibit or addenda thereto, collectively, the “Chubb Insurance Program”) shall be assumed and assigned to the applicable Reorganized Debtor(s) (including, for the avoidance of doubt, any newly-formed Entity created in accordance with the Restructuring Transactions Memorandum, including in order to effectuate the conversion of PREIT into a Delaware limited liability company) pursuant to sections 105 and 365 of the Bankruptcy Code, and shall continue in full force and effect thereafter in accordance with their respective terms;

(b) nothing in the Plan Documents alters or modifies the terms and conditions of the Chubb Insurance Program, except that on and after the Effective Date, the Reorganized Debtors shall become and remain obligated in full for their and the Debtors’ obligations under the Chubb Insurance Program regardless of whether any such obligations arise or become due before, on, or after the Effective Date, without the need or requirement for Chubb to file or serve any request, motion, or application for payment of or Proof of Claim, Cure claim, or Administrative Claim, or any notice of setoff or recoupment, or to object to or respond to any Schedule of Proposed Cure Amounts or any lack of notice of any Cure amount;

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(c) other than with respect to the assumption and assignment to the Reorganized Debtors pursuant to section (a) of this Paragraph 62 (regardless of the final corporate form, domicile, or name of any applicable Reorganized Debtor or any newly formed Entity created in accordance with the Restructuring Transactions Memorandum, including in order to effectuate the conversion of PREIT into a Delaware limited liability company), nothing in the Plan Documents shall permit or otherwise effectuate a sale, assignment or any other transfer of the Chubb Insurance Program and/or any rights, proceeds, benefits, claims, rights to payments, or recoveries under or relating thereto to any Entity other than a Debtor or Reorganized Debtor (including, for the avoidance of doubt, any newly formed Entity created in accordance with the Restructuring Transactions Memorandum, including in order to effectuate the conversion of PREIT into a Delaware limited liability company) without the prior express written consent of Chubb to the extent such consent is required per the terms and conditions of the Chubb Insurance Program or applicable non-bankruptcy law; and

(d) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article VIII of the Plan (and any corresponding Paragraph of this Order), if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against Chubb under applicable non-bankruptcy law to proceed with their claims; (II) Chubb to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against Chubb under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article VIII of the Plan (and any corresponding Paragraph of this Order) to proceed with its claim and such claimant does proceed with its claim as and to the extent provided for in any such order, and (C) all costs in relation to each of the foregoing; and (III) solely to the extent permissible under applicable non-bankruptcy law and in accordance with the terms and conditions of the Chubb Insurance Program (and other than on the basis of the commencement of the Chapter 11 Cases or any outstanding pre-petition amounts owed to Chubb by the Debtors and/or the Reorganized Debtors to the extent satisfied in accordance with this Paragraph 62), Chubb to (i) cancel any policy under the Chubb Insurance Program, and (ii) take other actions relating to the Chubb Insurance Program (including effectuating a setoff or recoupment), in each case pursuant to the terms and conditions of the Chubb Insurance Program and applicable non-bankruptcy law.

For the avoidance of doubt, nothing contained in this Paragraph 62, other than the assumption of the Chubb Insurance Program as set forth in Paragraph 62(a) and treatment of the Chubb Insurance Program in Paragraph 62(b), is intended to or should: (a) be construed as an admission in any respect as to any claim against the Debtors, the estates or the Reorganized Debtors; (b) impair, prejudice, waive or otherwise affect the rights of the Debtors, their estates or the Reorganized Debtors to dispute in any respect any claim against them; or (c) impair, prejudice, waive or otherwise affect the rights and defenses of the Debtors, their estates, the Reorganized Debtors or Chubb with respect to any and all claims or causes of action which may exist against any third party.

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63. United States. Notwithstanding any provision in the Plan Documents, solely with respect to the United States, nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability, defense or cause of action of the United States or impairs the ability of the United States to pursue any right, claim, liability, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States shall be, subject to any applicable legal or equitable rights, claims, defenses or causes of action of the Debtors or Reorganized Debtors under applicable non-bankruptcy law (including, without limitation, any rights of setoff or recoupment), paid, treated, determined and administered in the ordinary course of business as if the Chapter 11 Cases were never filed, and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All rights, claims, liabilities, defenses or causes of action of or to the United States shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan Documents shall impair, prejudice, waive or otherwise affect any legal or equitable rights, claims, defenses or causes of action of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such rights, claims, liabilities, defenses or causes of action of the United States,

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including, without limitation, any rights of setoff or recoupment. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States to novate or otherwise consent to the transfer of any federal contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.

64. Dissolution of Certain Debtors. On the Effective Date, (i) PR Valley View OP-TXRD, LLC, (ii) PR Monroe Old Trail Holdings, LLC, (iii) PR Monroe Old Trail Holdings, L.P., (iv) PR Monroe Old Trail Limited Partnership, (v) PR Monroe Old Trail, LLC, (vi) PR Chestnut Mezzco, LLC and (vii) PR Walnut Mezzco, LLC shall be deemed dissolved without the need for any further approvals, authorizations, or consents, but subject in all respects to the applicable state law requirements, including as set forth in Article IV.V of the Plan.

65. Effect of Conflict Between Plan and This Order. Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, with respect to any conflict or inconsistency between the Plan and this Order, this Order shall govern.

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66. Nonseverability of Plan Provisions and this Order. Each term and provision of the Plan, as it may have been altered prior to the Combined Hearing or in this Order or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors (with the consent of the Requisite Consenting Lenders); and (c) nonseverable and mutually dependent. Each provision of this Order is nonseverable and mutually dependent on each other term of this Order and the Plan.

67. Failure of Consummation. If the Effective Date does not occur, then: (a) the Plan and this Order will be null and void in all respects; (b) any settlement or compromise embodied in the Plan or this Order, assumption, assumption and assignment, and rejection, as applicable, of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan or this Order shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity, and all parties shall revert to the status quo as if this Order had not been entered.

68. Terms of Injunctions or Stays. Unless otherwise provided in the Plan or in this Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Order (including the

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Injunction) shall remain in full force and effect in accordance with their terms. For the avoidance of doubt, nothing in this Order shall supersede or modify the terms of Order Granting Relief from the Automatic Stay [D.I. 96] and Order Granting Relief from the Automatic Stay [D.I. 122] (together, the “Lift Stay Orders”). Notwithstanding anything to the contrary in this Order, the provisions of the Lift Stay Orders that relieve the Debtors of any liability shall survive this Order and the Effective Date and shall extend to the Reorganized Debtors such that the Reorganized Debtors shall not have any liability with respect to the claims underlying the proceedings subject to the Lift Stay Orders.

60. Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken under or in connection with the Plan or the Exit Facility Documents before the effective date of any such reversal, stay, modification, or vacatur, including, without limitation, the validity of any obligation, indebtedness, or liability incurred by the Reorganized Debtors pursuant to the Exit Facility. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto.

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69. Modifications, Revocation, or Withdrawal of the Plan. The provisions governing the modification, revocation, and withdrawal of the Plan set forth in Article X of the Plan are approved in their entirety. The Debtors or the Reorganized Debtors, as applicable, are authorized to make any and all modifications to the Plan in accordance with Article X of the Plan and any and all documents that are necessary to effectuate the Plan without need for further order or authorization of the Court.

70. Modifications to Plan Supplement. The Debtors, with the consent of the Requisite Consenting Lenders, shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement in accordance with the Plan and the Restructuring Support Agreement on or before the Effective Date (each, a “Plan Supplement Modification”). Any Plan Supplement Modification shall be filed on the docket of the Chapter 11 Cases. To the extent the Debtors and the Consenting Lenders seek to have any Plan Supplement Modification approved by the Court to the same extent the Plan Supplement as filed with the Court prior to the Combined Hearing has been approved by this Order, the notice filed with the Court shall clearly so indicate and, in such instance, the Plan Supplement Modification shall also be provided (which may be by electronic mail) to counsel to the Ad Hoc Group of Lenders represented by Paul Hastings, LLP and the U.S. Trustee, and served on all parties in the Chapter 11 Cases that, as of the date thereof, are entitled to notice pursuant to Bankruptcy Rule 2002, and shall only be approved pursuant to an Order of this Court after providing three (3) Business Days’ notice of such Plan Supplement Modification to such parties. After such three (3) Business Day notice period, if no objection to the Plan Supplement Modification has been filed, the Debtors may seek approval of the Plan Supplement Modification by submitting a proposed Order to the Court under certification of counsel.

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71. Notice of Confirmation and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), within three business days of the Effective Date, the Reorganized Debtors shall cause the notice of Confirmation and the Effective Date (the “Confirmation Notice”), substantially in the form attached hereto as Exhibit B, to be served, by e-mail, first class mail, postage prepaid, or by overnight courier service, to all parties served with the Combined Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Combined Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors, as applicable, have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Such service of the Confirmation Notice in the time and manner set forth in this Paragraph 71 shall be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c) and no further notice is necessary.

72. The Confirmation Notice shall constitute sufficient notice of the entry of this Order to such filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

73. Applicable Nonbankruptcy Law. To the fullest extent permitted by applicable law, the provisions of this Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

74. References to and Omissions of Plan Provisions. References to articles, paragraphs, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, paragraph, or provision of the Plan in this Order shall not diminish or impair the effectiveness of such article, paragraph, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

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75. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

76. Waiver of Schedules and Statements. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rules 1007 and 2015.3, obligating the Debtors to file or submit any list, report, schedule, or statement with the Court or the U.S. Trustee, is permanently waived, effective as of the Effective Date.

77. Immediate Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims against or Interests in the Debtors (irrespective of whether such Holders have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, any other contract counterparties, any borrowers, leaseholders, governmental units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code in any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

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78. Waiver of Stay. This Order (a) shall be immediately effective and enforceable upon the entry hereof, and (b) for good cause shown, based on the record of the Combined Hearing, shall not be subject to any stay otherwise applicable under the Bankruptcy Rules, including Bankruptcy Rule 3020(e). The period within which an appeal must be filed commences upon the entry of this Order.

Dated: January 23rd, 2024	/s/ Karen B. Owens
Wilmington, Delaware	Karen B. Owens
United States Bankruptcy Judge

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EXHIBIT A

(Plan)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al.,[8] Debtors.	) ) ) ) ) ) )	Chapter 11 23-11974 (KBO) (Jointly Administered)

MODIFIED JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND

ITS DEBTOR-AFFILIATES

THIS PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION IS BEING SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING PREPETITION SOLICITATION CONDUCTED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126.

DLA PIPER LLP (US)

R. Craig Martin, Esq. (DE 5032)

Aaron Applebaum, Esq. (DE5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

 aaron.applebaum@us.dlapiper.com

Richard A. Chesley, Esq.

Oksana Koltko Rosaluk, Esq.

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

  oksana.koltkorosaluk@us.dlapiper.com

Counsel to Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates

Dated: January 16, 2024

[8]

A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, is attached hereto as Schedule 1. The corporate headquarters and the mailing address for the Debtors is One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW	1

A. Defined Terms	1

B. Rules of Interpretation	20

C. Computation of Time	21

D. Governing Law	21

E. Reference to Monetary Figures	21

F. Reference to the Debtors or the Reorganized Debtors	21

G. Controlling Document	21

H. Consultation, Information, Notice, and Consent Rights	22

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS	22

A. Administrative Claims	22

B. DIP Claims	23

C. Professional Fee Claims	23

1. Final Fee Applications and Payment of Professional Fee Claims	23

2. Professional Escrow Account	23

3. Professional Fee Amount	24

4. Post-Confirmation Date Fees and Expenses	24

D. Priority Tax Claims	24

E. Payment of Statutory Fees	25

F. Payment of Certain Fees and Expenses	25

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	25

A. Classification of Claims and Interests	25

B. Treatment of Claims and Interests	26

1. Class 1 – Other Priority Claims	27

2. Class 2A – Other Secured Claims	27

3. Class 2B – Property-Level Debt Guaranty Claims	27

4. Class 3 – Prepetition First Lien Claims	28

5. Class 4 – Prepetition Second Lien Claims	29

6. Class 5 – General Unsecured Claims	29

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7. Class 6 – Intercompany Claims	30

8. Class 7 – Intercompany Interests	30

9. Class 8A – Existing Preferred Equity Interests	30

10. Class 8B – Existing Common Equity Interests	31

11. Class 8C – Existing PREIT Associates LP Interests	32

12. Class 9 – Section 510(b) Claims	32

C. Special Provision Governing Unimpaired Claims	33

D. Elimination of Vacant Classes	33

E. Intercompany Interests	33

F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	33

G. Controversy Concerning Impairment	33

H. Subordinated Claims and Interests	34

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN	34

A. No Substantive Consolidation	34

B. General Settlement of Claims and Interests	34

C. Restructuring Transactions	35

D. Sources of Consideration for Plan Distributions	35

E. Deregistration of Existing Common Equity Interests and Issuance of New Common Stock	35

F. TL Exit Facility and Revolving Exit Facility	36

G. Corporate Existence	37

H. Vesting of Assets in the Reorganized Debtors	38

I. Cancellation of Existing Securities and Agreements	38

J. Self-Effectuated Reinstatement of Property-Level Debt Guaranties	39

K. Corporate Action	39

L. Non-Dissolution of Certain Companies	40

M. New Governance Documents	41

N. Indemnification Obligations	41

O. Directors and Officers of the Reorganized Debtors	41

P. Effectuating Documents; Further Transactions	42

Q. Section 1146 Exemption	42

R. Director and Officer Liability Insurance	42

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S. Management Incentive Plan	43

T. Preservation of Causes of Action	43

U. Avoidance Actions	44

V. Dissolution of Certain Debtors	45

W. Intercompany Interests	45

X. Restructuring Expenses	46

Y. Exit Facility Backstop Agreement	46

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	46

A. Assumption of Executory Contracts and Unexpired Leases	46

B. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	48

C. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	49

D. Insurance Policies	49

E. Reservation of Rights	49

F. Nonoccurrence of Effective Date	49

G. Employee Compensation and Benefits	49

1. Compensation and Benefits Programs	49

2. Workers’ Compensation Programs	51

H. Contracts and Leases Entered into After the Petition Date	51

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS	51

A. Distributions on Account of Claims Allowed as of the Effective Date	51

B. Disbursing Agent	52

C. Rights and Powers of Disbursing Agent	52

1. Powers of the Disbursing Agent	52

2. Expenses Incurred on or After the Effective Date	52

D. Delivery of Distributions and Undeliverable or Unclaimed Distributions	53

1. Record Date for Distribution	53

2. Delivery of Distributions in General	53

3. Delivery of New Common Stock	53

4. Minimum Distributions	53

5. Undeliverable Distributions and Unclaimed Property	54

6. Surrender of Canceled Instruments or Securities	54

-iii-

E. Manner of Payment	54

F. Indefeasible Distributions	55

G. Securities Law Matters	55

H. Compliance with Tax Requirements	56

I. Allocations	56

J. No Postpetition or Default Interest on Claims	56

K. Foreign Currency Exchange Rate	57

L. Setoffs and Recoupment	57

M. Claims Paid or Payable by Third Parties	57

1. Claims Paid by Third Parties	57

2. Applicability of Insurance Policies	58

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS	58

A. Disputed Claims Process	58

B. Allowance of Claims	59

C. Claims Administration Responsibilities	59

D. Estimation of Claims and Interests	60

E. Adjustment to Claims or Interests without Objection	60

F. Disallowance of Claims or Interests	60

G. No Distributions Pending Allowance	60

H. Distributions After Allowance	61

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS	61

A. Discharge of Claims Against and Terminated Interests in Debtors	61

B. Release of Liens	62

C. Releases by the Debtors	62

D. Releases by the Releasing Parties	63

E. Exculpation	64

F. Injunction	65

G. Protections Against Discriminatory Treatment	66

H. Document Retention	66

I. Reimbursement or Contribution	66

J. Ipso Facto and Similar Provisions Ineffective	67

-iv-

ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN	67

A. Conditions Precedent to the Effective Date	67

B. Waiver of Conditions	69

C. Effect of Failure of Conditions	69

D. Substantial Consummation	69

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	69

A. Modification and Amendments	69

B. Effect of Confirmation on Modifications	70

C. Revocation or Withdrawal of Plan	70

ARTICLE XI. RETENTION OF JURISDICTION	70

ARTICLE XII. MISCELLANEOUS PROVISIONS	73

A. Tax Structure	73

B. Immediate Binding Effect	73

C. Additional Documents	73

D. Statutory Committee and Cessation of Fee and Expense Payment	74

E. Reservation of Rights	74

F. Successors and Assigns	74

G. Notices	74

H. Term of Injunctions or Stays	75

I. Entire Agreement	75

J. Plan Supplement	76

K. Nonseverability of Plan Provisions	76

L. Votes Solicited in Good Faith	76

M. Closing of the Chapter 11 Cases	77

N. Expedited Tax Determination	77

O. Waiver or Estoppel	77

-v-

INTRODUCTION

Pennsylvania Real Estate Investment Trust and the other above-captioned debtors and debtors in possession (each, a “Debtor” and collectively, the “Debtors”) propose this modified joint prepackaged chapter 11 plan of reorganization (as may be altered, amended, modified, or supplemented from time to time in accordance with its terms and the Restructuring Support Agreement (as defined below), this “Plan”) for the resolution of the outstanding Claims against, and Interests in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

This Plan is consistent with the Restructuring Support Agreement, and all Consenting Lenders support the Plan in accordance with the Restructuring Support Agreement.

ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1. “Ad Hoc Group Advisors” means (a) Paul Hastings LLP, as counsel to the Ad Hoc Group of Lenders, (b) Houlihan Lokey Capital, Inc., as financial advisor to the Ad Hoc Group of Lenders, (c) Young Conaway Stargatt & Taylor, LLP, as local counsel to the Ad Hoc Group of Lenders, and (d) such other professionals that may be retained by or on behalf of the Ad Hoc Group of Lenders (including the retention of any such professional made by Paul Hastings LLP), in each case, not to be unreasonably withheld, referred to in this clause (d), with the consent of the Debtors.

2. “Ad Hoc Group of Lenders” means Consenting Lenders that are represented by the Ad Hoc Group Advisors and shall be deemed to include any fund, account or investment vehicle that is directly or indirectly controlled or managed by (a) such Consenting Lender, (b) an Affiliate of such Consenting Lender or (c) the same investment manager, advisor or subadvisor as such Consenting Lender or an Affiliate of such investment manager, advisor or subadvisor as the case may be (“Related Fund”).

3. “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and through the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) the Allowed Professional Fee Claims; (c) Restructuring Expenses, and (d) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.

4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Entity that is not a Debtor, the term “Affiliate” shall apply to such Entity as if the Entity were a Debtor.

5. “Agents” means, collectively, the DIP Agent, the Prepetition First Lien Agent, the Prepetition Second Lien Agent, and any other administrative agent, collateral agent, or similar Entity under the DIP Facility Documents, the Prepetition First Lien Credit Agreement, or the Prepetition Second Lien Credit Agreement, including any successors thereto.

6. “Allowed” means, with respect to a Claim or Interest, any Claim or Interest (or portion thereof) against any Debtor that: (a) is deemed allowed under the Bankruptcy Code; (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; or (c) has been allowed by a Final Order of the Bankruptcy Court. For the avoidance of doubt, any Claim or Interest (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim or “Allowed” Interest, as applicable. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date.

7. “Avoidance Actions” means any and all actual or potential avoidance, recovery, or subordination Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common law, including fraudulent transfer laws.

8. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time.

9. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware presiding over the Chapter 11 Cases, or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of the Judicial Code, the United States District Court for the District of Delaware.

10. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time.

11. “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks in the State of Delaware or the State of New York are closed for business as a result of federal, state, or local holiday.

12. “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

13. “Causes of Action” means any claims, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, disputes, judgments, accounts, defenses, interests and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, disputed or undisputed, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions.

14. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

15. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code.

16. “Claims Register” means the official register of Claims maintained by the Solicitation Agent or the clerk of the Bankruptcy Court.

17. “Class” means a class of Claims or Interests as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

18. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

19. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors, trustees and managers, in each case disclosed to the Requisite Consenting Creditors on or before the Restructuring Support Agreement Effective Date according to existing terms and practices as of the Restructuring Support Agreement Effective Date. The Compensation and Benefits Programs shall include, but not be limited to, (a) the 2023/2024 Retention Plan and related Retention Bonus Award Letters issued April 27, 2023; (b) the 2023 Annual Incentive Plan; and (c) 2023 Annual Property-Level Employee Bonuses.

20. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

21. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

22. “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider Confirmation of the Plan and final approval of the Disclosure Statement and Solicitation Materials, as such hearing(s) may be adjourned or continued from time to time.

23. “Confirmation Order” means the order of the Bankruptcy Court, confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement and the Solicitation Materials in the form and substance satisfactory to the Requisite Consenting Lenders.

24. “Consenting Lenders” means those Holders of Prepetition First Lien Claims and Prepetition Second Lien Claims that are parties to the Restructuring Support Agreement.

25. “Consummation” means the occurrence of the Effective Date.

26. [Omitted]

27. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) covering any of the Debtors’ current or former directors’, trustees’, managers’, and/or officers’ liability and all agreements, documents, or instruments relating thereto.

28. “Debtors” has the meaning set forth in the preamble.

29. “DIP Agent” means the administrative agent and collateral agent under the DIP Facility.

30. “DIP Claims” means any Claim against any Debtor derived from, based upon, or arising under the DIP Facility.

31. “DIP Facility” means the superpriority senior secured debtor-in-possession credit facility provided for under the DIP Facility Documents, which shall include two (2) separate tranches each in an amount not to exceed $30 million (and an aggregate amount for the entire DIP Facility not to exceed $60 million), on the terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the DIP Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders.

32. “DIP Facility Documents” means, collectively, that certain superpriority senior secured debtor-in-possession credit agreement, dated as of December 14, 2023, by and among PREIT, PREIT Associates, PREIT Rubin, the guarantors party thereto, the DIP Agent, and the DIP Lenders, as approved by the DIP Orders, as applicable, and any other documents governing the DIP Facility, including any guaranty agreements, pledge and collateral agreements and other security documents, as such documents may be amended, supplemented, or otherwise modified from time to time in accordance with their terms.

33. “DIP Facility Term Sheet” means that certain term sheet attached to the Restructuring Support Agreement as Exhibit C thereto, as such term sheet may be amended, supplemented, or otherwise modified from time to time.

34. “DIP Lenders” means, collectively, each lender under the DIP Facility.

35. “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

36. “Disbursing Agent” means the Reorganized Debtors or, as applicable, the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions pursuant to the Plan.

37. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, which for the avoidance of doubt shall include the ballots and the solicitation procedures, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code to be approved by the Confirmation Order.

38. “Disputed” means, as to a Claim or an Interest, any Claim or Interest (or portion thereof): (a) that is not Allowed; (b) that is not disallowed by the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) that is (1) the subject of an objection or request for estimation filed in the Bankruptcy Court and which objection or request for estimation has not been withdrawn, resolved or overruled by a Final Order of the Bankruptcy Court, or (2) that is otherwise disputed by the Debtors or the Reorganized Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

39. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims or Allowed Interests entitled to receive distributions under the Plan.

40. “Distribution Record Date” means the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Confirmation Date or such other date as agreed to by the Debtors and the Requisite Consenting Lenders; provided that the Distribution Record Date for Holders of Allowed Prepetition First Lien Claims shall be January 5, 2024. For the avoidance of doubt, no distribution record date shall apply to holders of public Securities, including the Existing Preferred Equity Interests and Existing Common Equity Interests, the Holders of which shall receive a distribution in accordance with Article VI of this Plan and, as applicable, the customary procedures of DTC.

41.	“DTC” means Depository Trust Company.

42. “Effective Date” means the date on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan, and (b) the Plan is declared effective by the Debtors by filing a notice indicating the same on the docket of the Chapter 11 Cases.

43. “Election Form” means that certain Election Form for Holders of Prepetition First Lien Claims, pursuant to which Holders of Prepetition First Lien Claims may elect to receive either Cash or TL Exit Facility Loans as and to the extent provided herein and therein; provided that any Election Form that is not timely submitted or is not counted for any reason (including as a result of questions concerning the timeliness, validity, form and eligibility of any signature pages, questionnaires, information, forms, certificates, instruments, agreements and other documents delivered by the electing Holder of Prepetition First Lien Claims in connection with the Election Form) and the elections made therein, unless otherwise agreed by the Company and the Requisite Consenting Lenders, will automatically be deemed void and the electing Holder of Prepetition First Lien Claims will only be entitled to receive Cash in full and final satisfaction of its Allowed Prepetition First Lien Claims.

44. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

45. “Equity Costs” means all fees, costs and expenses incurred, owed or paid by the Debtors and/or their estates, (a) to any person, arising primarily in connection with or primarily resulting from (1) the formation or appointment of an Equity Committee, or any attempt to form or appoint an Equity Committee, (2) the Equity Distribution, (3) the Equity Distribution Allocation and/or (4) any pleadings, motions, requests, objections or other similar actions brought by holders of Existing Preferred Equity Interests or Existing Common Equity Interests (including, without limitation, in connection with any plan treatment, solicitation or valuation dispute), including, without limitation, any fees, costs and expenses associated with and resulting from any delay, dispute, objection, action, suit, claim, demand, investigation and/or proceeding of any kind, open, pending or threatened, primarily relating to any of the foregoing and (b) to any professionals to, or members of, any Equity Committee that is formed or appointed; provided however, that notwithstanding the foregoing, Equity Costs shall not include any immaterial fees, costs and expenses resulting from responding to objections brought by individual holders of Existing Preferred Equity Interests or Existing Common Equity Interests in an amount not to exceed $75,000.

46. “Equity Distribution” means an amount equal to $10,000,000.00 in Cash, less the Equity Costs.

47. “Equity Distribution Allocation” means the total share of the Equity Distribution being allocated between Holders of Allowed Existing Preferred Equity Interests and Holders of Allowed Existing Common Equity Interests in the following amounts:

a.	70% of the Equity Distribution shall be allocated to Holders of Allowed Existing Preferred Equity Interests; and

b.	30% of the Equity Distribution shall be allocated pro rata to Holders of Allowed Existing Common Equity Interests and Holders of Allowed Existing PREIT Associates LP Interests.

48. “Equity Distribution Conditions” means each of the following conditions:

a.

(a) on or promptly following the Agreement Effective Date, the Existing Board shall deliver a unanimous letter of support for the Plan to the Ad Hoc Group of Lenders, (b) at the time of, and in connection with, the public announcement of the Company’s entry into the Restructuring Support Agreement, the Debtors and the Existing Board shall issue a public statement which unanimously supports the Restructuring and explains, among other things, that the Company’s financial advisors have determined that the value of the Company does not exceed the aggregate amount of its Prepetition First Lien Loans and Prepetition Second Lien Loans. Based on such advice from its financial advisors, the Board has concluded that the consideration provided to preferred and common shareholders is in effect a gift resulting from a voluntary agreement with the prepetition lenders to avoid the expense of protracted chapter 11 proceedings and shall only be available in the event that the Equity Distribution Conditions are satisfied, and (c) the Existing Board shall continue to publicly support the transactions and agreements set forth in the Restructuring Support Agreement and this Restructuring Term Sheet including taking any actions reasonably necessary during the pendency of the Chapter 11 Cases in connection with the foregoing, in each case with regards to the deliverables of the Existing Board under clauses (a), (b) and (c) above, in form and substance acceptable to the Requisite Consenting Lenders. For the avoidance of doubt, the requirements above shall not be deemed, to alter, modify or supplant in any manner the Existing Board’s fiduciary duties under applicable law;

b.

no official equity committee (an “Equity Committee”) is appointed by either the U.S. Trustee or the Bankruptcy Court, or, if an Equity Committee is appointed by the U.S. Trustee, such Equity Committee is disbanded within 20 days after appointment;

c.	no member of the Existing Board seeks, supports or otherwise encourages the formation or appointment of an Equity Committee by either the U.S. Trustee or the Bankruptcy Court;

d.

the Company promptly (a) opposes any request for the formation or appointment of an Equity Committee by either the U.S. Trustee or the Bankruptcy Court and (b) seeks the disbandment of any Equity Committee that is appointed;

e.	no solicitation of votes on the Plan from holders of Existing Preferred Equity Interests or Existing Common Equity Interests is required or undertaken;

f.

any dispute or proceeding brought by any Holder of any Existing Preferred Equity Interests and/or Existing Common Equity Interests regarding the mechanics or percentages of the Equity Distribution Allocation shall not result in the confirmation hearing being scheduled for, or taking place, after January 30, 2024, unless such date is waived or extended in writing by the Requisite Consenting Lenders on or before January 30, 2024 (which waiver or extension may be effected through email exchanged between counsel to the Company and counsel to the Ad Hoc Group of Lenders); and

g.

the Bankruptcy Court shall have entered the Confirmation Order by no later than 11:59 p.m. (ET) on January 31, 2024, unless such date is (a) waived or extended in writing by the Requisite Consenting Lenders on or before January 31, 2024 (which waiver or extension may be effected through email exchanged between counsel to the Company and counsel to the Ad Hoc Group of Lenders) or (b) delayed due to (A) objections from any creditors (including, without limitation, the lenders under the Prepetition First Lien Credit Agreement or the Prepetition Second Lien Credit Agreement), (B) objections from the U.S. Trustee (provided that any such objections have not been requested or encouraged by holders of equity interests), (C) scheduling requests or requirements made by the Bankruptcy Court, or (D) strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, or loss or malfunction of utilities, communications or computer (software and hardware) services (for the avoidance of doubt, delays due to (x) a request by the Debtors other than in connection with clause (D) or (y) any actions by holders of Existing Preferred Equity Interests or Existing Common Equity Interests shall not be a permissible delay).

Any waiver of any Equity Distribution Condition shall be made solely by the Requisite Consenting Lenders in their sole and absolute discretion.

49. “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

50. “Exculpated Parties” means collectively, and in each case in its capacity as such, (a) the Debtors; (b) the directors, trustees (pursuant to a Debtor’s corporate organizational documents), managers (pursuant to a Debtor’s corporate organizational documents), and officers of the Debtors who served in such capacity between the Petition Date and Effective Date; and (c) each Entity employed in the Chapter 11 Cases in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code.

51. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

52. “Existing Board” means the existing board of trustees of PREIT, pursuant to the Amended and Restated Trust Agreement, dated December 18, 2008 (as subsequently amended).

53. “Existing Common Equity Interests” means the issued and outstanding common stock of PREIT.

54. “Existing Equity Interests” means, collectively, the (a) Existing Preferred Equity Interests, (b) Existing Common Equity Interests, and (c) Existing PREIT Associates LP Interests.

55. “Existing Preferred Equity Interests” means the outstanding 3,450,000 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares, 6,900,000 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares and 5,000,000 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares.

56. “Existing PREIT Associates LP Interests” means limited partnership units issued by PREIT Associates to various parties in fractional amounts other than such limited partnership units that constitute Intercompany Interests.

57. “Exit Facility” means the TL Exit Facility and the Revolving Exit Facility, as applicable.

58. “Exit Facility Backstop Agreement” means that certain Backstop Commitment Agreement, by and among the Debtors, the Exit Facility Backstop Parties and the Exit Facility Residual Backstop Parties (as defined in the Restructuring Term Sheet), as may be amended, modified, or supplemented from time to time, which shall be consistent in all respects with the Restructuring Support Agreement (including the Restructuring Term Sheet).

59. “Exit Facility Backstop Commitment Premium” means 35% of the total issued and outstanding New Common Stock, calculated on a fully diluted basis on the Effective Date, subject to dilution by the MIP New Common Stock following the Effective Date, to be distributed to the Exit Facility Backstop Parties (or one or more of their designees) and allocated as set forth in the Exit Facility Backstop Agreement, which Exit Facility Backstop Commitment Premium shall be earned in full upon execution of the Exit Facility Backstop Agreement.

60. “Exit Facility Backstop Party” means each Holder of an Allowed Prepetition Second Lien Claim (and/or one or more Related Funds of such Holder) that is party to the Exit Facility Backstop Agreement.

61. “Exit Facility Lenders” means, collectively, each lender under the Exit Facility.

62. “Exit Facility Term Sheet” means that certain term sheet attached to the Restructuring Support Agreement as Exhibit D thereto, as such term sheet may be amended, supplemented, or otherwise modified from time to time.

63. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

64. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

65. “Final DIP Order” means the Final Order entered by the Bankruptcy Court approving the DIP Facility and authorizing the Debtors to, among other things, enter into and perform under the DIP Facility Documents and use cash collateral (as defined in section 363(a) of the Bankruptcy Code).

66. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, that is in full force and effect, has not been reversed, vacated, stayed, modified, supplemented or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken; or as to which, any appeal that has been taken or any petition for certiorari that has been or may be filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought, or the new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order will not preclude such order from being a Final Order.

67. “General Unsecured Claim” means any Unsecured Claim against any of the Debtors, other than: (a) an Administrative Claim; (b) a Professional Fee Claim; (c) a Priority Tax Claim; (d) an Other Priority Claim; (e) a Property-Level Debt Guaranty Claim; (f) an Intercompany Claim; or (g) Section 510(b) Claims.

68. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

69. “Holder” means an Entity holding a Claim against or an Interest in any Debtor, as applicable.

70. “Impaired” means with respect to a Claim or Interest or a Class of Claims or Interests, a Claim or Interest or a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

71. “Insurance Policies” means any insurance policies, surety bonds, indemnity agreements entered into in connection with surety bonds, insurance settlement agreements, coverage-in-place agreements or other agreements related to the provision of insurance entered into by or issued to or for the benefit of the Debtors or their predecessors.

72. “Insurer” means a counterparty to any Insurance Policy that is not a Debtor, its predecessors or Affiliates.

73. “Intercompany Claim” means any Claim against any Debtor held by another Debtor or an Affiliate of a Debtor.

74. “Intercompany Interest” means an Interest in a Debtor held by another Debtor or an Affiliate of a Debtor as reflected in the Debtors’ books and records.

75. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interest, unit, share or other interest in any Debtor and any other rights, options, warrants, rights, restricted stock awards, performance share awards, performance share units, stock appreciation rights, phantom stock rights, redemption rights, repurchase rights, stock-settled restricted stock units, cash-settled restricted stock units, other securities, agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor or any other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor (whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or similar security and whether or not exercised or vested).

76. “Interim DIP Order” means the interim order entered by the Bankruptcy Court approving the DIP Facility and authorizing the Debtors to, among other things, enter into and perform under the DIP Facility Documents and use cash collateral (as defined in section 363(a) of the Bankruptcy Code).

77. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time.

78. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

79. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

80. “Management Incentive Plan” means the management incentive plan authorized and approved by the New Board and otherwise described in the Restructuring Term Sheet (and defined therein as the “MIP”), which management incentive plan shall be consistent in all respects with the Restructuring Term Sheet, and the Restructuring Support Agreement.

81. “MIP New Common Stock” means any New Common Stock issued pursuant to the Management Incentive Plan.

82. “New Agent” means the administrative agent and collateral agent under the New Credit Agreement.

83. “New Board” means the board of directors of Reorganized PREIT, which shall contain seven members consisting of (i) the chief executive officer of Reorganized PREIT and (ii) six individuals selected by the Requisite Consenting Lenders, on arrangements to be agreed to by, and in the sole discretion of, the Requisite Consenting Lenders. The identities of directors on the New Board as of the Effective Date shall be set forth in the Plan Supplement, to the extent known at the time of filing of the Plan Supplement.

84. “New Common Stock” means the common equity interests of Reorganized PREIT.

85. “New Credit Agreement” means the definitive credit agreement governing the Revolving Exit Facility and the TL Exit Facility, which credit agreement shall be on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders.

86. “New Debt Documents” means collectively, the New Credit Agreement and all other agreements, documents, and instruments to be delivered or entered into in connection therewith, including any guaranty agreements, pledge and collateral agreements, intercreditor agreements and other security documents, in each case, on terms and conditions acceptable to the Debtors, and the Requisite Consenting Lenders.

87. “New Governance Documents” means the formation documents and governance documents for each of the Reorganized Debtors, including, without limitation, any charters, bylaws, operating agreements, stockholder agreements or other organizational documents, which documents shall be determined by Requisite Consenting Lenders in consultation with the Debtors and otherwise consistent with the Restructuring Support Agreement.

88. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

89. “Other Secured Claim” means any Claim (a) secured by a lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, (b) Allowed as such under this Plan (subject to the Confirmation Order becoming a Final Order), and (c) that is not a Prepetition First Lien Claim or Prepetition Second Lien Claim.

90. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

91. “Petition Date” means December 10, 2023.

92. “Plan” means this Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates (either in its present form or as it may be amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Restructuring Support Agreement or the terms hereof, as the case may be) and the Plan Supplement, which is incorporated herein by reference, including all appendices, exhibits and schedules hereto and thereto.

93. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Holders of Allowed Interests or other eligible Entities in accordance with the Plan, including for the avoidance of doubt with respect to the Equity Distribution.

94. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Restructuring Support Agreement, the Bankruptcy Code and Bankruptcy Rules), in form and substance satisfactory to the Requisite Consenting Lenders, to be Filed with the Bankruptcy Court on or before seven (7) days prior to the deadline to object to Confirmation, and any additional documents Filed as amendments to the Plan Supplement, including the following, as applicable: (a) certain of the New Governance Documents; (b) the New Credit Agreement; (c) to the extent known, the identities of the members of the New Board; (d) the Rejected Executory Contracts and Unexpired Leases Schedule (if any); (e) the Restructuring Transactions Memorandum; (f) the Schedule of Retained Causes of Action; (g) the Exit Facility Backstop Agreement; (h) the Election Form; and (i) the Compensation and Benefits Programs. To the extent any document to be set forth in the Plan Supplement is an exhibit to the Disclosure Statement, the Plan Supplement may cross-refer to such exhibit. The documents constituting the Plan Supplement shall be consistent with the terms of the Restructuring Support Agreement and the Restructuring Term Sheet, including any consent rights contained therein, as applicable. The Debtors, with the consent of the Requisite Consenting Lenders, shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement in accordance with this Plan and the Restructuring Support Agreement on or before the Effective Date. The Plan Supplement shall be deemed incorporated into and part of the Plan as if set forth herein in full; provided that in the event of a conflict between the Plan and the Plan Supplement, the Plan Supplement shall control in accordance with Article I.G.

95. “PREIT” means Pennsylvania Real Estate Investment Trust.

96. “PREIT Associates” means PREIT Associates, L.P.

97. “PREIT Rubin” means PREIT-Rubin, Inc.

98. “Prepetition Credit Agreements” means the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement.

99. “Prepetition First Lien Agent” means the administrative agent and collateral agent under the Prepetition First Lien Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition First Lien Credit Agreement.

100. “Prepetition First Lien Claims” means any Claim against any Debtor derived from, based upon, or arising under the Prepetition First Lien Credit Agreement.

101. “Prepetition First Lien Credit Agreement” means that certain Amended and Restated First Lien Credit Agreement, by and among PREIT, as parent and as a borrower, PREIT Associates, and PREIT Rubin, each as borrowers, the guarantors thereunder, the lenders from time to time party thereto, and the administrative agent thereunder, dated as of December 10, 2020, as amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms prior to the Petition Date.

102. “Prepetition First Lien Loan” has the meaning assigned to such term in the Restructuring Support Agreement.

103. “Prepetition First Lien Roll Option” has the meaning assigned to such term in Article III.B.4 of the Plan.

104. “Prepetition Second Lien Agent” means the administrative agent and collateral agent under the Prepetition Second Lien Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Prepetition Second Lien Credit Agreement.

105. “Prepetition Second Lien Claims” means any Claim against any Debtor derived from, based upon, or arising under the Prepetition Second Lien Credit Agreement and any fees, costs, and expenses that are reimbursable by any Debtor pursuant to the Prepetition Second Lien Credit Agreement.

106. “Prepetition Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, by and among PREIT, as parent and as a borrower, PREIT Associates, and PREIT Rubin, each as borrowers, the guarantors thereunder, the lenders from time to time party thereto, and the administrative agent thereunder, dated as of December 10, 2020, as amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date.

107. “Prepetition Second Lien Loan” has the meaning assigned to such term in the Restructuring Support Agreement.

108. “Prepetition Secured Parties” means, collectively, (a) each Holder of a Prepetition First Lien Claim; and (b) each Holder of a Prepetition Second Lien Claim.

109. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

110. “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or as of the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

111. “Professional Escrow Account” means an account established and funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

112. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims that the Professionals estimate they have incurred in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of the Plan.

113. “Professional Fee Claim” means any Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

114. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

115. “Property-Level Debt Guaranty” means any repayment, performance, indemnity, bad-boy, or nonrecourse carveout guaranty as issued or provided in connection with Secured Property-Level Debt.

116. “Property-Level Debt Guaranty Claim” means any Claim against a Debtor arising from or based upon a prepetition guaranty by any Debtor of Secured Property-Level Debt.

117. “Pro Rata” means (a) the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class; (b) in the case of a DIP Claim, the proportion that an Allowed DIP Claim bears to the aggregate amount of all Allowed DIP Claims; (c) with respect to Prepetition First Lien Claims subject to the Prepetition First Lien Roll Option, the proportion that an Allowed Prepetition First Lien Claim participating in the Prepetition First Lien Roll Option bears to the aggregate amount of all Allowed Prepetition First Lien Claims that participate in the Prepetition First Lien Roll Option; (d) with respect to Prepetition First Lien Claims not subject to the Prepetition First Lien Roll Option, the proportion that an Allowed Prepetition First Lien Claim not participating in the Prepetition First Lien Roll Option bears to the aggregate amount of all Allowed Prepetition First Lien Claims that do not participate in the Prepetition First Lien Roll Option; and (e) with respect to the Equity Distribution, Existing Common Equity Interests and Existing PREIT Associates LP Interests will be treated as if they are in the same Class.

118. “Put Option Securities” shall mean New Common Stock issued on account of the Exit Facility Backstop Commitment Premium.

119. “Quarterly Fees” has the meaning assigned to such term in Article II.E.

120. “Reinstate,” “Reinstated,” or “Reinstatement” means (a) the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof as contemplated under section 1124 of the Bankruptcy Code.

121. “Rejected Executory Contracts and Unexpired Leases Schedule” means, to the extent applicable, a schedule (including any amendments, supplements, or modifications thereto) of Executory Contracts and Unexpired Leases (if any) to be rejected by the Debtors pursuant to the Plan, which schedule (if any) shall be included in the Plan Supplement.

122. “Related Fund” has the meaning assigned to such term in the definition of “Ad Hoc Group of Lenders.”

123. “Related Parties” means, with respect to an Entity, collectively, (a) such Entity’s current and former Affiliates (whether by operation of law or otherwise) and (b) such Entity’s and such Entity’s current and former Affiliates’ directors, trustees, managers, officers, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), committee members, predecessors, successors, assigns (whether by operation of law or otherwise), subsidiaries, managed accounts or funds or investment vehicles, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, employees, agents (including any disbursing agent), advisory board members, financial advisors, actuaries, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, “controlling persons” (within the meaning of federal securities laws), each solely in their capacities as such, and their respective heirs, administrators, executors, estates, servants and nominees of the foregoing.

124. “Released Parties” means collectively and each of, and in each case in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; and (j) each Related Party of each Entity in clause (a) through this clause (k); provided, however, that, notwithstanding the foregoing, any Holder of a Claim or Interest that is not a Releasing Party shall not be a “Released Party.”

125. “Releasing Parties” means collectively and each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Lenders; (d) the Agents; (e) the DIP Lenders (including the commitment parties); (f) the Prepetition Secured Parties; (g) the New Agent; (h) the Exit Facility Lenders; (i) the Exit Facility Backstop Parties; (j) all Holders of Claims unless, as applicable, they (i) submit a ballot by the voting deadline that does not vote to accept the Plan, (ii) submit a ballot by the voting deadline that accepts the Plan but opts out of the Third-Party Release, or (iii) timely File on the docket of the Chapter 11 Cases an objection to the Third-Party Release; and (k) each Related Party of each Entity in clause (a) through this clause (j), provided with respect to (k) hereof, a Related Party is only a Releasing Party with respect to claims that it could have properly asserted on behalf of the Entities identified in (a) through (j) hereof; provided that, for the avoidance of doubt, each Holder of Claims that is party to or has otherwise signed the Restructuring Support Agreement shall not opt out of or File an objection to the Third-Party Release.

126. “Reorganized Debtors” means the Debtors, or any successor(s) thereto, by merger, consolidation, acquisition of assets, or otherwise, as reorganized under the Plan.

127. “Reorganized PREIT” means PREIT, or any successor(s) thereto, by merger, consolidation, acquisition of assets, or otherwise, as reorganized under the Plan.

128. “Requisite Consenting First Lien Lenders” means, as of the relevant date, Holders of Prepetition First Lien Claims that collectively hold at least 50.1% of the Prepetition First Lien Claims held by all Holders of Prepetition First Lien Claims that are parties to the Restructuring Support Agreement.

129. “Requisite Consenting Lenders” means, as of the relevant date, the Requisite Consenting First Lien Lenders and the Requisite Consenting Second Lien Lenders.

130. “Requisite Consenting Second Lien Lenders” means, as of the relevant date, consenting Holders of Prepetition Second Lien Claims that collectively hold at least 50.1% of the Prepetition Second Lien Claims held by all Holders of Prepetition Second Lien Claims that are parties to the Restructuring Support Agreement.

131. “Restructuring Expenses” means all reasonable and documented fees, costs and out-of-pocket expenses of the Ad Hoc Group Advisors, in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Restructuring Support Agreement, this Plan and/or any of the other Definitive Documents, and/or the transactions contemplated hereby or thereby, and/or any amendments, waivers, consents, supplements or other modifications to any of the foregoing and, to the extent applicable, consistent with any engagement letters or fee reimbursement letters entered into between the applicable Debtors, on the one hand, and each Ad Hoc Group Advisor, on the other hand.

132. “Restructuring Support Agreement” means that certain Restructuring Support Agreement, entered into and dated as of December 7, 2023, by and among the Debtors and the Consenting Lenders, including all exhibits, schedules, and other attachments thereto, including the Restructuring Term Sheet, each as may be further amended, modified, or supplemented from time to time, solely in accordance with the terms of the Restructuring Support Agreement, which is attached as Exhibit B to the Disclosure Statement.

133. “Restructuring Support Agreement Effective Date” has the meaning assigned to the term “Agreement Effective Date” in the Restructuring Support Agreement.

134. “Restructuring Term Sheet” means that certain restructuring term sheet attached to the Restructuring Support Agreement as Exhibit B thereto, as such restructuring term sheet may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Restructuring Support Agreement.

135. “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5) of the Bankruptcy Code to occur on the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (a) the consummation of the transactions provided for under or contemplated by the Restructuring Support Agreement; (b) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and the Restructuring Support Agreement and that satisfy the requirements of applicable law; (c) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement; and (d) all other actions that the Debtors (with the consent of the Requisite Consenting Lenders) or the Reorganized Debtors (at the direction of the New Board), as applicable, determine are necessary or appropriate.

136. “Restructuring Transactions Memorandum” means the summary of transaction steps to complete the Restructuring Transactions contemplated by this Plan, which may be included in the Plan Supplement.

137. “Revolving Exit Facility” means a senior secured first lien revolving loan credit facility on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders, which shall be backstopped by the Exit Facility Backstop Parties, in accordance with the terms and conditions of the Exit Facility Backstop Agreement.

138. “Revolving Exit Facility Upfront Payment” means a payment in an amount equal to 0.50% of the aggregate principal amount of the commitments in respect of the Revolving Exit Facility, to be paid to the Exit Facility Backstop Parties and allocated as set forth in the Exit Facility Backstop Agreement, which Revolving Exit Facility Upfront Payment shall be fully earned, due and payable on the Effective Date.

139. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action, in form and substance satisfactory to the Requisite Consenting Lenders, of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time, and filed with the Bankruptcy Court as part of the Plan Supplement.

140. “Section 510(b) Claims” means any Claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code.

141. “Secured Claim” means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

142. “Secured Property-Level Debt” means, to the extent applicable, certain project-level secured indebtedness of the Debtors or their subsidiaries as memorialized in applicable loan agreements, guaranties, mortgages, deeds of trust, assignments of rents, liens or other security and related documents (including any amendments, restatements, supplements or modification of any of the foregoing) related to or executed in connection with such secured property-level debt, as may be amended, restated, supplemented or otherwise modified from time to time.

143. “Secured Property-Level Debt Documents” means relevant loan agreements, guaranties, mortgages, deeds of trust, assignments of rents, liens or other security and related documents (including any amendments, restatements, supplements or modification of any of the foregoing) related to or executed in connection with applicable Secured Property-Level Debt.

144. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

145. “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

146. “Solicitation Agent” means Kroll Restructuring Administration LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases.

147. “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan, including the Disclosure Statement and related ballots.

148. “Third-Party Release” means the releases set forth in Article VIII.D of the Plan.

149. “TL Exit Facility” means a first lien term loan credit facility on terms and conditions consistent with the terms and conditions set forth in the Restructuring Support Agreement (including the Restructuring Term Sheet and the Exit Facility Term Sheet) and otherwise acceptable to the Debtors and the Requisite Consenting Lenders, which shall be backstopped by the Exit Facility Backstop Parties (the “TL Exit Facility Backstop”).

150. “TL Exit Facility Backstop” has the meaning assigned to such term in the definition of TL Exit Facility.

151. “TL Exit Facility Funding Premium” has the meaning assigned to such term in Article IV.F.

152. “TL Exit Facility Loans” means the loans under the TL Exit Facility.

153. “Total Effective Date Available Liquidity” means, with respect to the Reorganized Debtors, the unrestricted balance sheet cash of Reorganized PREIT (together with its consolidated subsidiaries) as of the Effective Date, after taking into account (x) any Cash distributions and other Cash payments to be made under the Plan on or about the Effective Date (including any fees payable pursuant to the New Debt Documents, and the funding of the Professional Escrow Account), and (y) any amounts that may come due after the Effective Date on account of Allowed Professional Fee Claims or other Cash distributions and other Cash payments to be made under the Plan, net of the aggregate amount funded into the Professional Escrow Account pursuant to Article II.C of the Plan.

154. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check within 180 calendar days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution within 180 calendar days of receipt; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution.

155. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

156. “Unimpaired” means, with respect to a Claim or Interest, or a Class of Claims or Interests, a Claim or Interest or a Class of Claims or Interests that is not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

157. “Unsecured Claim” means any Claim that is not a Secured Claim.

158. “U.S. Trustee” means the United States Trustee for the District of Delaware.

B.	Rules of Interpretation

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided that nothing in this clause (2) shall affect any party’s consent rights as provided for in the Restructuring Support Agreement; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with the Plan; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall, instead, occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Plan, Plan Supplement, or the Disclosure Statement on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control.

H.	Consultation, Information, Notice, and Consent Rights

Notwithstanding anything herein to the contrary, any and all consultation, information, notice, and consent rights of the parties to the Restructuring Support Agreement set forth in the Restructuring Support Agreement (including the exhibits thereto) with respect to the form and substance of this Plan, all exhibits to the Plan, and the Plan Supplement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein.

Failure to reference the rights referred to in the immediately preceding paragraph as such rights relate to any document referenced in the Restructuring Support Agreement shall not impair such rights and obligations.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims

Except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of the Judicial Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtor on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Administrative Claim (a) an amount of Cash equal to the amount of such Allowed Administrative Claim, (b) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, or (c) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders, in each case, in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, on the date of such allowance or as soon as reasonably practicable thereafter, but in any event no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B.	DIP Claims

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (1) the principal amount outstanding under the DIP Facility on such date, (2) all interest accrued and unpaid thereon to the date of payment, and (3) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Facility Documents and the DIP Orders.

Except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, each such Holder (or one or more of its designees) shall receive TL Exit Facility Loans on a Pro Rata basis and in an amount equal to 101% of such Holder’s respective Allowed DIP Claims.

On the Effective Date, the DIP Facility and all DIP Facility Documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guaranties of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable, and the Debtors shall be permitted to file any applicable releases or terminations.

C.	Professional Fee Claims

1.	Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code.

2.	Professional Escrow Account

No later than the Effective Date, the Debtors shall establish and fund the Professional Escrow Account with Cash equal to the Professional Fee Amount. The Professional Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Escrow Account. When such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Escrow Account shall promptly be transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

3.	Professional Fee Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business for the period after the Confirmation Date without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim will receive in full and final satisfaction of its Priority Tax Claim (a) an amount of Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or as soon as reasonably practicable thereafter, (b) other treatment consistent with the provisions of the Bankruptcy Code, or (c) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders; provided that Allowed Priority Tax Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing such liabilities.

E.	Payment of Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930, (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Reorganized Debtors shall be jointly and severally liable to pay any and all Quarterly Fees when due and payable. After the Effective Date, the Reorganized Debtors shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors and Reorganized Debtors shall remain obligated to pay Quarterly Fees to the Office of the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first. The U.S. Trustee shall not be required to file any Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan.

F.	Payment of Certain Fees and Expenses

The Debtors and Reorganized Debtors, as applicable, shall pay in Cash all reasonable and documented fees, costs, and expenses of the Ad Hoc Group Advisors, the DIP Agent and its counsel, the DIP Lenders’ advisors, and the Agents’ counsel, in each case, without application to or further approval of the Bankruptcy Court and in accordance with the terms and conditions of any applicable agreement with the Debtors, including the DIP Facility Documents, the Prepetition Credit Agreements, and the Restructuring Support Agreement, and, if any such fee or expense is unpaid as of the Effective Date, such fee or expense shall be paid on the Effective Date without application to or further approval of the Bankruptcy Court and without any reduction to the respective recoveries of the Holders of Allowed DIP Claims, Allowed First Lien Claims, or Allowed Second Lien Claims provided for under the Plan. Without duplication of the foregoing, on the Effective Date, the Debtors shall also pay in Cash the reasonable and documented accrued fees, expenses, and costs of the Prepetition First Lien Agent and the Prepetition Second Lien Agent, including the reasonable and documented accrued fees, expenses, and costs of its counsel, in each case, incurred through the Effective Date.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest fits within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest fits within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

This Plan constitutes a separate Plan proposed by each Debtor, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors (except for Classes 8A, 8B and 8C, which shall only apply to PREIT or PREIT Associates, as applicable). All of the potential Classes for the Debtors are set forth herein. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

Class	Claims and Interests	Status	Voting Rights

Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2A	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 2B	Property-Level Debt Guaranty Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 3	Prepetition First Lien Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 4	Prepetition Second Lien Claims	Impaired	Entitled to Vote

Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)

Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Deemed to Accept / Reject)

Class 8A	Existing Preferred Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8B	Existing Common Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 8C	Existing PREIT Associates LP Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests

Subject to Article III.C. to the extent applicable, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s

Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable, with the consent of the Requisite Consenting Lenders. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on or about the Effective Date (or, if payment is not then due, in accordance with such Claim’s or Interest’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Priority Claims

(a)	Classification: Class 1 consists of all Other Priority Claims.

(b)

Treatment: Each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, (i) an amount of Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date or as soon as reasonably practicable thereafter, (ii) other treatment consistent with the provisions of the Bankruptcy Code, or (iii) such other terms as agreed to among the Debtors and the Holders thereof, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.	Class 2A – Other Secured Claims

(a)	Classification: Class 2A consists of all Other Secured Claims.

(b)

Treatment: Each Holder of an Allowed Other Secured Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Other Secured Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 2A is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.	Class 2B – Property-Level Debt Guaranty Claims

(a)	Classification: Class 2B consists of all Property-Level Debt Guaranty Claims.

(b)

Treatment: Each Holder of an Allowed Property-Level Debt Guaranty Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) Reinstatement on the Effective Date or (ii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed Property-Level Debt Guaranty Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 2B is Unimpaired under the Plan. Holders of Allowed Property-Level Debt Guaranty Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.	Class 3 – Prepetition First Lien Claims

(a)	Classification: Class 3 consists of all Prepetition First Lien Claims.

(b)

Allowed Amount: As of the Effective Date, the Prepetition First Lien Claims shall be Allowed, and deemed to be Allowed Claims, in the amount of $420,145,439.04 of principal plus accrued and unpaid interest at the applicable default rate, make-wholes, premiums and other amounts due, and all accrued and unpaid fees, costs, expenses, and non-contingent indemnities payable under the Prepetition First Lien Credit Agreement through the Effective Date.

(c)

Treatment: Each Holder of an Allowed Prepetition First Lien Claim (or one or more of its designees) shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition First Lien Claim:

(i)

If such Holder either (a) does not also hold Prepetition Second Lien Loans or (b) also holds Prepetition Second Lien Loans and does not elect to participate as an Exit Facility Backstop Party, at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims.

(ii)

If such Holder also holds Prepetition Second Lien Loans and elects to participate as an Exit Facility Backstop Party, (a) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims up to the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans and (b) at the election of each such Holder, its Pro Rata share of either (x) payment in full, in Cash of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans or (y) TL Exit Facility Loans in an amount equal to 101% of such Holder’s allowed Prepetition First Lien Claims in excess of the percentage of Prepetition Second Lien Loans held by such Holder relative to all Prepetition Second Lien Loans (a Holder’s exercise of its right to receive TL Exit Facility Loans under clauses (i) or (ii), the “Prepetition First Lien Roll Option”).

(d)	Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed First Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

5.	Class 4 – Prepetition Second Lien Claims

(a)	Classification: Class 4 consists of all Prepetition Second Lien Claims.

(b)

Allowed Amount: As of the Effective Date, the Prepetition Second Lien Claims shall be Allowed, and deemed to be Allowed Claims, in the amount of $726,984,654.80 of principal plus accrued and unpaid interest at the applicable default rate, make-wholes, premiums and other amounts due, and all accrued and unpaid fees, costs, expenses, and non-contingent indemnities payable under the Second Lien Credit Agreement through the Effective Date.

(c)

Treatment: Each Holder of an Allowed Prepetition Second Lien Claim (or one or more of its designees) shall receive, on the Effective Date, in full and final satisfaction of such Allowed Prepetition Second Lien Claim (a) its Pro Rata share of 65% of the New Common Stock, calculated on a fully diluted basis on the Effective Date but subject to dilution on account of the MIP New Common Stock and (b) the option to participate as an Exit Facility Backstop Party on the terms and subject to the conditions set forth in the Exit Facility Backstop Agreement.

(d)	Voting: Class 4 is Impaired under the Plan. Holders of Allowed Prepetition Second Lien Claims are entitled to vote to accept or reject the Plan.

6.	Class 5 – General Unsecured Claims

(a)	Classification: Class 5 consists of all General Unsecured Claims.

(b)

Treatment: Each Holder of an Allowed General Unsecured Claim shall, at the option of the applicable Debtor with the consent of the Requisite Consenting Lenders, be entitled to receive either (i) an amount of Cash equal to the amount of such Allowed General Unsecured Claim as of the Petition Date on the later of (x) Effective Date (or as soon as reasonably practicable thereafter) and (y) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim, (ii) other treatment (including Reinstatement) consistent with the provisions of the Bankruptcy Code or (iii) such other terms as mutually agreed between the Debtors and the Holders of such Allowed General Unsecured Claim, subject to the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 5 is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

7.	Class 6 – Intercompany Claims

(a)	Classification: Class 6 consists of all Intercompany Claims.

(b)

Treatment: Each Allowed Intercompany Claim shall be, either: (i) Reinstated; or (ii) cancelled, released, and extinguished without any distribution on account of such Intercompany Claims in a tax-efficient manner (to the extent reasonably practicable), as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 6 is Unimpaired if the Intercompany Claims are Reinstated or Impaired if the Intercompany Claims are cancelled under the Plan. Holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

8.	Class 7 – Intercompany Interests

(a)	Classification: Class 7 consists of all Intercompany Interests.

(b)

Treatment: Each Allowed Intercompany Interest shall be, either: (i) Reinstated; or (ii) cancelled, released, and extinguished without any distribution on account of such Intercompany Interests, or receive such other tax-efficient treatment (to the extent reasonably practicable) as determined by the Debtors or Reorganized PREIT, as applicable, with the consent of the Requisite Consenting Lenders.

(c)

Voting: Class 7 is Unimpaired if the Intercompany Interests are Reinstated or Impaired if the Intercompany Interests are cancelled under the Plan. Holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

9.	Class 8A – Existing Preferred Equity Interests

(a)	Classification: Class 8A consists of all Existing Preferred Equity Interests.

(b)

Treatment: Each Allowed Existing Preferred Equity Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Preferred Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Preferred Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Preferred Equity Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8A is Impaired under the Plan. Holders of Existing Preferred Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Preferred Equity Interests are not entitled to vote to accept or reject the Plan.

10.	Class 8B – Existing Common Equity Interests

(a)	Classification: Class 8B consists of all Existing Common Equity Interests.

(b)

Treatment: Each Allowed Existing Common Equity Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity Interests pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing Common Equity Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing Common Equity Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8B is Impaired under the Plan. Holders of Existing Common Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Common Equity Interests are not entitled to vote to accept or reject the Plan.

11.	Class 8C – Existing PREIT Associates LP Interests

(a)	Classification: Class 8C consists of all Existing PREIT Associates LP Interests.

(b)

Treatment: Each Allowed Existing PREIT Associates LP Interest shall be cancelled, released and extinguished and each of the Holders thereof shall receive its Pro Rata share of the Equity Distribution being allocated to Holders of Existing Common Equity pursuant to the Equity Distribution Allocation; provided that, notwithstanding anything herein to the contrary, Holders of Existing PREIT Associates LP Interests shall only be entitled to receive the Equity Distribution if all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion). If less than all of the Equity Distribution Conditions are satisfied (or waived by the Requisite Consenting Lenders in their sole and absolute discretion), the Equity Distribution shall be retained by the Reorganized Debtors and each Allowed Existing PREIT Associates LP Interest shall be cancelled, released, and extinguished without any distribution on account of such Interest.

(c)

Voting: Class 8C is Impaired under the Plan. Holders of Existing PREIT Associates LP Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing PREIT Associates LP Interests are not entitled to vote to accept or reject the Plan.

12.	Class 9 – Section 510(b) Claims

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)

Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. The Debtors are not aware of any valid Section 510(b) Claim and believe that no such Section 510(b) Claim exists.

(c)

Treatment: On the Effective Date, all Allowed Section 510(b) Claims, if any, shall be canceled, released, and extinguished, and will be of no further force or effect, without any distribution to Holders of Section 510(b) Claims. For the avoidance of doubt, to the extent that a Holder of a Section 510(b) Claim receives a recovery under the Plan on account of the Security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such Security.

(d)

Voting: Class 9 is Impaired under the Plan. Holders (if any) of Allowed Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders (if any) are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or Reorganized Debtors’ rights in respect of any Claims that are Unimpaired, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims that are Unimpaired. Holders of Unimpaired Claims shall not be required to File a Proof of Claim with the Bankruptcy Court and shall retain all their rights under applicable non-bankruptcy law to pursue their Unimpaired Claims.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Intercompany Interests

To the extent Reinstated under the Plan, distributions (if any) on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims and Allowed Interests. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date.

F.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

G.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto with the consent of the Requisite Consenting Lenders.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	No Substantive Consolidation

This Plan is being proposed as a joint chapter 11 plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. This Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in this Plan.

B.	General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as provided in this Plan, pursuant to section 1123 of the Bankruptcy Code and, solely as to the signatories to the Restructuring Support Agreement, Bankruptcy Rule 9019, in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, Causes of Action and controversies, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

C.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effectuate the Plan, which may include: (1) the execution, delivery, filing, registration or recordation of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the Restructuring Support Agreement, and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents constituting the Plan Supplement; (2) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Restructuring Support Agreement, and having other terms for which the applicable Entities may agree; (3) the execution, delivery, filing, registration or recordation of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable law; (4) the execution, delivery, filing, registration or recordation of the New Governance Documents; (5) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (6) the execution, delivery, filing, registration or recordation of the New Debt Documents; and (7) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors and the Consenting Lenders, as agreed to by the Debtors and the Required Consenting Lenders and in accordance with the Plan and the Plan Supplement.

D.	Sources of Consideration for Plan Distributions

The Debtors and Reorganized Debtors, as applicable, shall fund Plan Distributions and satisfy applicable Allowed Claims and Allowed Interests in accordance with the terms of this Plan with Cash on hand, New Common Stock, proceeds from the TL Exit Facility and proceeds from the Revolving Exit Facility.

E.	Deregistration of Existing Common Equity Interests and Issuance of New Common Stock

Prior to or as soon as reasonably practicable following the Effective Date, in accordance with all applicable federal and state rules and regulations, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PREIT or Reorganized PREIT, as applicable, shall take steps to de-register its Existing Common Equity Interests and Existing Preferred Equity Interests and to terminate and/or suspend its reporting obligations under the Exchange Act, including filing a Form 15 with the U.S. Securities and Exchange Commission to deregister its Existing Common Equity Interest and Existing Preferred Equity Interests.

On the Effective Date, Reorganized PREIT shall issue the New Common Stock pursuant to the Plan. The issuance of the New Common Stock, including equity awards reserved for the Management Incentive Plan, by the Reorganized Debtors shall be authorized without the need for any further corporate, limited liability company, or limited partnership action or without any further action by the Debtors or Reorganized Debtors or by Holders of any Claims or Interests, as applicable.

All of the shares (or comparable units) of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Common Stock shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). Any Entity’s acceptance of New Common Stock shall be deemed as its agreement to the New Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their respective terms. The New Common Stock will not be registered under the Securities Act or listed on any exchange as of the Effective Date and will not meet the eligibility requirements of DTC.

F.	TL Exit Facility and Revolving Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Debt Documents, providing for the TL Exit Facility and to the extent the Total Effective Date Available Liquidity is expected to be less than $75,000,000, the Revolving Exit Facility. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the TL Exit Facility, the Revolving Exit Facility and the New Debt Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the TL Exit Facility and the Revolving Exit Facility, including executing and delivering the New Debt Documents, in each case, without any further notice to or order of the Bankruptcy Court.

The proceeds from the TL Exit Facility and Revolving Exit Facility will be used (i) to refinance the DIP Loans and Prepetition First Lien Claims as set forth herein, (ii) to pay transaction fees and expenses and other amounts acceptable to the Requisite Exit Facility Backstop Parties (as defined in the Restructuring Support Agreement) on or about the Effective Date, (iii) for remargin payments approved by the requisite Exit Facility Lenders, (iv) to make Cash distributions under the Plan (including the Equity Distribution) and (v) for general corporate purposes of the Loan Parties, including for permitted acquisitions or investment in both facility and non-facility properties.

As of the Effective Date, all of the Liens and security interests to be granted by the Debtors in accordance with the New Debt Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the applicable collateral specified in the New Debt Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. To the extent provided in the New Debt Documents, the New Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests (it being understood that none of the foregoing shall be necessary to give such effect given the preceding sentence and the automatic perfection provided thereunder). The priorities of such Liens and security interests shall be as set forth in the New Debt

Documents. The New Agent shall be authorized to make all filings and recordings that the New Agent deems appropriate to give notice of the establishment and perfection of such Liens and security interests under the provisions of the applicable state, federal, or other law, in each case, that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that the grant, validity, binding nature and perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required and the filing of any such filings, recording approvals, and consents, even if defective, shall not undermine or invalidate the first sentence of this paragraph and the automatic perfection thereunder), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law in the absence of the Plan and the Confirmation Order to give notice of such Liens and security interests to third parties. The guaranties granted under the New Debt Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.

The TL Exit Facility and Revolving Exit Facility will be backstopped by the Exit Facility Backstop Parties. The commitment of each Exit Facility Backstop Party shall be subject in all respects to the terms and conditions of the Exit Facility Backstop Agreement.

In consideration for the commitments of the Exit Facility Backstop Parties, the Exit Facility Backstop Parties shall receive the Exit Facility Backstop Commitment Premium, the Revolving Exit Facility Upfront Payment and, if and to the extent that any new money is funded by an Exit Facility Backstop Party on account of the TL Exit Facility Backstop on the Effective Date, the Debtors shall pay to each such Exit Facility Backstop Party its respective Pro Rata share of a funding premium in an aggregate amount equal to 1.0% of the aggregate principal amount of the new-money portion of the TL Exit Facility (without giving effect to any increases thereof on account of other premiums or discounts) (the “TL Exit Facility Funding Premium”), which shall be paid in kind in the form of additional TL Exit Facility Loans. The TL Exit Facility Funding Premium and the Revolving Exit Facility Upfront Payment will be fully earned, due and payable on the Effective Date.

G.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, in each case, consistent with the Restructuring Support Agreement and the consent rights therein (which are incorporated herein pursuant to Article I.H), and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor (including any Reorganized Debtor ultimately being wound down and liquidated in connection with the Restructuring Transactions) shall be treated as being liable on any Claim that is discharged pursuant to the Plan.

I.	Cancellation of Existing Securities and Agreements

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests shall be canceled, and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and deemed satisfied in full, and the Agents shall be released from all duties thereunder; provided, however, that notwithstanding any provision of the Plan to the contrary, including, without limitation, Article VIII of the Plan, Confirmation, or the occurrence of the Effective Date, any credit document or agreement, including, without limitation, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing Holders of Allowed Claims to receive distributions under the Plan; (b) allowing and preserving the rights of the Agents to make distributions pursuant to the Plan; (c) permitting the Agents to enforce any obligation (if any) owed to such Agents under the Plan; (d) preserving the Agents’ respective rights to compensation, participations and indemnification as against any money or property distributable to the Holders of Claims or Interests (as applicable), including permitting an Agents’ right to maintain, enforce, and exercise their charging liens, if any, against such distribution; (e) preserving all rights, including rights of enforcement, of the Agents against any person other than the Debtors and their Affiliates, including with respect to indemnification, participations or contribution from the Holders of Prepetition First Lien Claims and Prepetition Second Lien Claims, pursuant and subject to the terms of the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as in effect on the Effective Date, (f) permitting the Agents to enforce any obligation (if any) owed to the Agents under the Plan; (g) permitting the Agents to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (h) permitting the Agents to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (1) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan; and (2) except as otherwise provided in the Plan, the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. The Agents shall be discharged and shall have no further obligation or liability except as provided in the Plan and Confirmation Order, and after the performance by the Agents and their representatives and professionals of any obligations and duties required under or related to the Plan or Confirmation Order, the Agents shall be relieved of and released from any obligations and duties arising thereunder.

J.	Self-Effectuated Reinstatement of Property-Level Debt Guaranties

On the Effective Date, the Property-Level Debt Guaranties, previously issued by any of the Debtors in connection with the Secured Property-Level Debt, that are being Reinstated under the Plan shall be so Reinstated without the need for reissuance or re-execution of such Property-Level Debt Guaranties. For the avoidance of doubt, unless otherwise agreed between the Debtors (with the consent of the Requisite Consenting Lenders) and the Holders of such Allowed Property-Level Debt Guaranty Claim, any non-recourse, indemnity, bad-boy, or non-recourse carveout guaranty, or any other guaranty of similar import, shall be Reinstated as such non-recourse guaranty on the terms that existed prior to the Petition Date.

K.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan (including under the documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable: (1) the adoption or assumption, as applicable, of the Compensation and Benefits Programs subject to and in accordance with Article V.G hereof; (2) the selection of the directors, trustees and officers for the Reorganized Debtors, including the appointment of the New Board; (3) the authorization, issuance and distribution of the TL Exit Facility, the Revolving Exit Facility and the New Common Stock and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (4) the implementation of the Restructuring Transactions; (5) the entry into the New Debt Documents; (6) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (7) the adoption of the New Governance Documents; (8) the assumption, assumption and assignment, or rejection (to the extent applicable), as applicable, of Executory Contracts and Unexpired Leases; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, trustees or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable)

prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the New Governance Documents, the New Debt Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.K shall be effective notwithstanding any requirements under non-bankruptcy law.

L.	Non-Dissolution of Certain Companies

Notwithstanding any applicable state law or anything in the applicable limited liability company agreement, operating agreement, partnership agreement, or trust agreement to the contrary: (a) (i) the bankruptcy, change of control, or deemed transfer of any Debtor that is a member of a limited liability company or is a limited or general partner of a limited or general partnership, or that is a beneficiary or trustee of a trust, shall not cause any such Debtor to cease to be a member, partner, beneficiary or trustee, as applicable, of any such limited liability company or limited or general partnership, or trust (ii) upon the bankruptcy, change of control, or deemed transfer of any such Debtor, any such Debtor shall continue to be a member or partner, as applicable, of any such limited liability company or limited or general partnership or trust as if the Chapter 11 Cases were never filed, (iii) except as expressly provided in section IV of this Plan, any such limited liability company or limited or general partnership or trust, as applicable, and the terms governing the rights and interests of any such Debtor as a member, partner, beneficiary or trustee, thereof, shall continue in full force and effect, and without dissolution following the bankruptcy, change of control, or deemed transfer of any such Debtor as if the Chapter 11 Cases were never filed; (b) to the extent required under applicable law to effect the foregoing clause (a), the limited liability company agreement, operating agreement, partnership agreement, or trust agreement, as applicable, of any such limited liability company or limited or general partnership or trust is hereby automatically amended to provide that the bankruptcy, change of control, or deemed transfer of any such Debtor shall not cause any such Debtor to cease to be a member, partner, beneficiary or trustee, as applicable, of any such limited liability company or limited or general partnership or trust and, in any such event, any such limited liability company or limited or general partnership or trust, as applicable, shall continue without dissolution upon the occurrence of any such bankruptcy, change of control, or deemed transfer; (c) except as expressly provided in section IV of this Plan, the bankruptcy, change of control, or deemed transfer of any Debtor that is a limited liability company or limited or general partnership or trust shall not cause any such Debtor to be dissolved upon the occurrence of such bankruptcy, change of control, or deemed transfer, and any such Debtor shall continue without dissolution; and (d) to the extent required under applicable law to effect the foregoing clause (c), the limited liability company agreement, operating agreement, partnership agreement, or trust agreement, as applicable, of any such limited liability company or limited or general partnership or trust is hereby automatically amended to provide that any such Debtor that is a limited liability company or limited or general partnership or trust shall continue without dissolution upon the occurrence of any such bankruptcy, change of control, or deemed transfer.

M.	New Governance Documents

On or immediately prior to the Effective Date, the New Governance Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Governance Documents with the applicable authorities in its respective jurisdiction of organization if and to the extent required in accordance with the applicable laws of such jurisdiction. The New Governance Documents will, among other things, (a) authorize the issuance of the New Common Stock, (b) prohibit the issuance of non-voting equity securities, solely to the extent required under section 1123(a)(6) of the Bankruptcy Code, and (c) provide for the removal, appointment, and replacement of members of the New Board. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation, operating agreement and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Governance Documents.

N.	Indemnification Obligations

On the Effective Date, all indemnification provisions currently in place consistent with applicable law as well as any limitation of trustees’ and officers’ liability as of the Effective Date under the Debtors’ organizational documents (including in the by-laws, certificates of incorporation or formation, limited liability company agreements, and other organizational or formation documents) for the current and former directors, officers, managers, trustees and employees of the Debtors, as applicable, shall be assumed and remain in full force and effect after the Effective Date, and shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive unimpaired and unaffected, irrespective of when such obligation arose.

O.	Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the Existing Board shall expire, such current trustees shall be deemed to have resigned, and, all of the directors for the initial term of the New Board shall be appointed. The New Board will initially consist of the directors to be identified in the Plan Supplement or otherwise disclosed prior to the Effective Date. To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. In subsequent terms, the directors shall be selected in accordance with the New Governance Documents. Provisions regarding the removal, appointment and replacement of members of the New Board will be set forth in the New Governance Documents. Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Governance Documents and other constituent documents.

As of the Effective Date, the officers of PREIT prior to the Effective Date shall become officers of the Reorganized Debtors as described in the Plan Supplement.

P.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, trustees, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Supplement, the Revolving Exit Facility and the TL Exit Facility entered into, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

Q.	Section 1146 Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Revolving Exit Facility and the TL Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

R.	Director and Officer Liability Insurance

The Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption or assumption and assignment of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed or assumed and assigned by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise adversely affect the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, with respect to conduct occurring prior thereto, and all members, managers, trustees, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date and all other individuals covered by such D&O Liability Insurance Policies shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such members, managers, trustees, directors or officers remain in such positions after the Effective Date. The Requisite Consenting Lenders approve of the payment of the tail coverage premium and agree to fully support and defend such payment from any challenge, litigation or similar proceeding. Any amounts owed in connection with the matters discussed in this section during the Chapter 11 Cases shall be included as an approved item in any DIP Facility budget or cash collateral order.

S.	Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors shall adopt and implement the Management Incentive Plan, which shall be designed, implemented, and determined by the New Board, in accordance with the terms of the Restructuring Term Sheet and the Restructuring Support Agreement. The Management Incentive Plan shall provide for the issuance of options and/or other equity-based compensation to the management and directors of Reorganized PREIT. A portion of the New Equity Interests, on a fully diluted basis, shall be reserved for issuances from time to time in connection with the Management Incentive Plan, with the actual amount to be reserved as determined by the New Board. The participants in the MIP, the allocations and form of the options and other equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board.

Any MIP New Common Stock issued pursuant to the Management Incentive Plan following the Effective Date shall dilute equally the shares of New Common Stock distributed pursuant to this Plan (including, without limitation, shares of New Common Stock issued in connection with the payment of the Exit Facility Backstop Commitment Premium pursuant to the Exit Facility Backstop Agreement).

Notwithstanding the foregoing, (i) the New Board shall retain a compensation consultant acceptable to the Requisite Consenting Lenders to advise it regarding the development of the MIP and (ii) the MIP shall be adopted by the New Board within sixty (60) days after the Effective Date.

T.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it, except as otherwise expressly provided in this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof. The Reorganized Debtors may settle any such Cause of Action without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the Cause of Action regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved for thirty days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, transferred or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation (to the extent applicable) of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

U.	Avoidance Actions

The Reorganized Debtors shall retain all rights to commence and pursue any Avoidance Actions (other than against Released Parties), unless such Avoidance Actions are settled or resolved prior to the Effective Date with the consent of the Requisite Consenting Lenders.

V.	Dissolution of Certain Debtors

On the Effective Date, subject to the consent of the Requisite Consenting Lenders, certain of the Debtors may be dissolved without the need for any further approvals, authorizations, or consents (provided that, subject in all respects to the terms of the Plan, the Reorganized Debtors shall have the power and authority to take any action necessary to wind down and dissolve such Debtors, and shall: (a) file a certificate of dissolution for such Debtors to effect such Debtors’ dissolution under the applicable laws of their states of formation; (b) to the extent necessary, complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates, as determined under applicable tax laws; and (c) represent the interests of the Debtors or their Estates before any taxing authority in all tax matters, including any action, proceeding or audit).

W.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

X.	Restructuring Expenses

The outstanding Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (whether incurred prepetition or postpetition) shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of (x)(i) any engagement letters or fee reimbursement letters entered into (whether prior to, or after, the Petition Date) between the Debtors and the Ad Hoc Group Advisors, (ii) the Restructuring Support Agreement, (iii) the DIP Orders, or (iv) the Exit Facility Backstop Agreement, and/or (y) sections 503(b) and 1129(a)(4) of the Bankruptcy Code, and, in each case, and without the need to file any fee application or for any further notice or approval by the Bankruptcy Court or otherwise. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such shorter period as the Debtors may agree); provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. As promptly as practicable following the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

Y.	Exit Facility Backstop Agreement

Each Exit Facility Backstop Party shall satisfy its respective Exit Facility Backstop Commitment on the Effective Date, pursuant to the mechanics set forth herein, in accordance with the terms and conditions of the Exit Facility Backstop Agreement. An Exit Facility Backstop Party’s funding obligations with respect to the TL Exit Facility Backstop shall be based on the following conditions:

1.

Any Exit Facility Backstop Party (in such capacity) that holds the same percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be required to roll their Prepetition First Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

2.

Any Exit Facility Backstop Party (in such capacity) that holds a greater percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims) shall be (i) required to roll the same percentage of their Prepetition First Lien Claims that is equal to their percentage of Prepetition Second Lien Claims into the TL Exit Facility and receive TL Exit Facility Loans on the terms provided above, which roll shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment and (ii) may elect to either roll their remaining percentage of their Prepetition First Lien Claims into the TL Exit Facility or receive payment in full, in cash, for such remaining percentage on the terms set above.

3.

Any Exit Facility Backstop Party (in such capacity) that holds a lesser percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) as compared to such Exit Facility Backstop Party’s holdings of Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ) shall be (i) required to roll the full amount of their Prepetition First Lien Claims into the TL Exit Facility on the terms provided above, and (ii) if necessary, required to fund new cash equal to a percentage of the TL Exit Facility equal to the difference between such holder’s percentage of Prepetition First Lien Claims (relative to the aggregate amount of all Prepetition First Lien Claims) and Prepetition Second Lien Claims (relative to all Prepetition Second Lien Claims ), which collectively shall satisfy in full such Exit Facility Backstop Party’s TL Exit Facility Backstop Commitment.

For the avoidance of doubt, holders of Prepetition Second Lien Claims shall have the right to designate its funding obligations to an affiliate or related fund pursuant to the terms of the Exit Facility Backstop Agreement.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided in this Plan, on and as of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable), without the need for any further notice to or action, separate order or approval of the Bankruptcy Court, pursuant to sections 365 and 1123 of the Bankruptcy Code unless such Executory Contract or Unexpired Lease (i) previously expired or terminated pursuant to its own terms, (ii) is on the Rejected Executory Contracts and Unexpired Leases Schedule (if any) as of the Effective Date, or (iii) is the subject of a motion to reject filed on or before the Effective Date. Notwithstanding anything to the contrary in this Plan, the Debtors and the Requisite Consenting Lenders will work together to determine whether to seek to reject any Executory Contract or Unexpired Lease.

The Debtors’ and counterparties’ respective rights and obligations under each Executory Contract and Unexpired Lease assumed under the Plan shall be unaffected by these Chapter 11 Cases, and the obligations arising under such Executory Contracts and Unexpired Leases assumed under the Plan will be performed in the ordinary course of business pursuant to the terms of the Plan, the Confirmation Order, and such Executory Contracts and Unexpired Leases.

Except as otherwise provided herein or agreed to by the Debtors (with the consent of the Requisite Consenting Lenders) and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, and assumptions and assignments, of the Executory Contracts or Unexpired Leases as set forth in the Plan under sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption.

To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts, conditions, or prevents, or purports to restrict, condition, or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, will be unenforceable.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if (1) in the case of assumption, the Debtors do not identify such Executory Contract or Unexpired Lease on the Rejected Executory Contracts and Unexpired Leases Schedule (if any); and (2) in the case of rejection, the Debtors identify such Executory Contract or Unexpired Lease in the Rejected Executory Contracts and Unexpired Leases Schedule (if any), in each case prior to any deadline set forth by the Bankruptcy Code, the Bankruptcy Rules, or Bankruptcy Court order (including the Procedures Order), as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

B.	Objections to Assumption of Executory Contracts and Unexpired Leases

In accordance with, and as set forth in, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Objection Deadline [D.I. 69-1], any counterparty to an Executory Contract or Unexpired Lease that wishes to object to the assumption of its Executory Contract or Unexpired Lease (including as to the amounts, if any, due thereunder) was required to do so by 4:00 p.m. (Eastern Standard Time) on January 12, 2024.

Any counterparty to an assumed Executory Contract or Unexpired Lease that failed to timely (i) file an objection asserting that amounts were due as a result of a Debtor’s monetary default under an Executory Contract or Unexpired Lease to be assumed under the Plan, or (ii) otherwise object to the Debtors’ assumption of an Executory Contract and Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), will be (x) deemed to have consented to the such proposed assumption, (y) deemed to have forever released and waived such objections, (y) forever barred from being heard on such objections, and (z) forever barred from imposing or charging against any Reorganized Debtor any accelerations, increases or any other fees as a result of any assumption under the Plan. To the extent any objections as to the foregoing are filed, such disputes may be heard by the Bankruptcy Court at the Confirmation Hearing or preserved for a future hearing by agreement of the Debtors and the objecting counterparty. The Reorganized Debtors also may settle any such preserved disputes after entry of the Confirmation Order without any further notice to or action, order, or approval of the Bankruptcy Court.

Any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed expunged, without further notice to, action, order or approval of the Bankruptcy Court; provided, however, that the Debtors shall (i) include in the notice of the occurrence of the Effective Date the immediately preceding statement and (ii) provide a separate notice (which notice may be transmitted via email) to each Holder that Filed a Proof of Claim with respect to an Executory Contract or Unexpired Lease, stating that the Executory Contract or Unexpired Lease related to such Proof of Claim was assumed under the Plan and any such Proof of Claim is expunged.

C.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

To the extent applicable, rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases (if any).

D.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

E.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection (to the extent applicable), the Debtors or the Reorganized Debtors, as applicable, shall have forty-five days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

G.	Employee Compensation and Benefits

1.	Compensation and Benefits Programs

Except as set forth herein, and except as otherwise provided under the Restructuring Support Agreement (including with respect to those agreements set forth on Annex B to the Restructuring Term Sheet and as set forth in the final sentence of this paragraph), the Debtors or the Reorganized Debtors, as applicable, shall continue and assume, according to existing terms and practices, solely those Compensation and Benefits Programs that were disclosed to the Requisite Consenting Lenders as of the Restructuring Support Agreement Effective Date, including, for the avoidance of doubt, payment in full in cash of all Claims arising thereunder or related thereto as and when due, including executive compensation programs, and including payment in full in cash under the 2023 Annual Incentive Plan. Notwithstanding the foregoing, the Compensation and Benefits Programs contemplated under the agreements set forth on Annex B to the Restructuring Term Sheet may be continued solely under the terms and conditions set forth in the revised agreements entered into between the Debtors and the respective employee, as previously consented to by the Requisite Consenting Lenders, and without regard to historical terms and practices. The amounts which the Debtors shall pay under any bonus plans shall not exceed the amounts set forth on Annex C to the Restructuring Term Sheet, as may be modified under the existing terms and conditions set forth in Exhibit I of that certain Second Notice of Filing of Plan Supplement to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 148].

Subject to the consent of the Required Consenting Lenders, the Debtors or the Reorganized Debtors, as applicable, may enter into new agreements with the officers and other employees on terms and conditions consistent with those set forth in the Plan Supplement, if any. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Subject to the provisions of the Plan, and except as otherwise provided in the Restructuring Support Agreement (including the Restructuring Term Sheet), all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for:

(a)

all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Existing Equity Interests in any of the Debtors, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

(b)	any sale bonus agreements, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date;

(c)	Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court, including the Confirmation Order;

(d)	Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract; and

(e)

employment agreements, employment letters, indemnification agreements, severance plans and amendments, severance letters, retention plans and letters, and annual incentive plans, in each case that have not been disclosed to the Requisite Consenting Lenders on or before the Restructuring Support Agreement Effective Date.

A counterparty to a Compensation and Benefits Program assumed or assumed and assigned pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s), with the consent of the Requisite Consenting Lenders).

2.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy law.

H.	Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed on or after Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan, and (3) Allowed General Unsecured Claims shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

The Debtors and the Reorganized Debtors, as applicable, shall take all such reasonable actions as may be required to cause the distribution of the Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests, and holders of Existing PREIT Associates LP Interests in accordance with and as contemplated under the Plan. Notwithstanding anything in the Plan to the contrary, to the extent a holder of Existing Common Equity Interests and/or Existing Preferred Equity Interests holds such interests through DTC, such Equity Distribution attributable to such holders shall be effectuated through the facilities of DTC, to the extent practicable. The Equity Distribution to holders of Existing Preferred Equity Interests, holders of Existing Common Equity Interests and holders of Existing PREIT Associates LP shall be deemed issued on the Effective Date regardless of when the distribution actually occurs.

B.	Disbursing Agent

All Plan Distributions shall be made by the Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions shall be deemed completed by the Debtors when received by such Disbursing Agent. The Plan Distributions shall be made to any such Holders at the direction of the applicable Disbursing Agent.

C.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors; provided, however, that any such fees and expenses that constitute Equity Costs shall reduce the Equity Distribution.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distribution

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim is transferred twenty or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtors’ publicly traded securities, including the Existing Preferred Equity Interests and the Existing Common Equity Interests, the distributions to which shall be conducted in accordance with the DTC’s standard procedures and customary practices.

2.	Delivery of Distributions in General

Except as otherwise provided herein, distributions payable to Holders of Allowed Claims shall be made by the Disbursing Agent to such Holder at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

3.	Delivery of New Common Stock

On the Effective Date, Reorganized PREIT is authorized to issue or cause to be issued and shall issue the New Common Stock for distribution in accordance with the terms of the Plan without the need for any further board, shareholder or other corporate action. All of the New Common Stock issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. To the extent applicable, the New Governance Documents shall provide for sufficient authorized New Common Stock to effectuate the issuance of New Common Stock contemplated by and in connection with the Plan. Reorganized PREIT shall issue or reserve for issuance a sufficient number of shares of New Common Stock to effectuate all such issuances. Each holder of New Common Stock shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms. The New Governance Documents shall be binding on all Entities receiving New Common Shares (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to the New Governance Document. Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as applicable, may condition the distribution of any New Common Stock issued pursuant to the Plan upon the recipient thereof duly executing and delivering to the Debtors or the Reorganized Debtors, as applicable, counter-signatures to one or more New Governance Documents.

4.	Minimum Distributions

No fractional shares of New Common Stock (including Put Option Securities) shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or on account of the Exit Facility Backstop Commitment Premium would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the Company and the Requisite Consenting

Lenders may determine to make adjustments as necessary so that the total amount of shares of New Common Stock is fixed, including by rounding the distribution of shares of New Common Stock as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefor; provided that the total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Claims hereunder shall be adjusted as necessary to account for the foregoing rounding. For purposes of determining whether a person would otherwise receive a fraction of a share of New Common Stock, all shares of New Common Stock to be issued to such person shall be aggregated.

5.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Allowed Claims is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary) and, to the extent such unclaimed distribution comprises New Common Stock, such New Common Stock shall be canceled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be canceled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the number of shares of New Common Stock outstanding as of the date of such cancelation to ensure that the distributions of New Common Stock contemplated under the Plan are given full force and effect.

6.	Surrender of Canceled Instruments or Securities

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or an Interest that has been canceled in accordance with Article IV.I hereof shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights.

E.	Manner of Payment

1. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated by the Plan or the Plan Supplement, all distributions of the New Common Stock to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable.

2. All distributions of Cash to the Holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor.

3. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.	Indefeasible Distributions

Any and all distributions made under the Plan shall be indefeasible and not subject to clawback or turnover provisions.

G.	Securities Law Matters

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock, but excluding the MIP New Common Stock and the Put Option Securities, in each case, after the Petition Date, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act or any similar federal, state, or local law in reliance on section 1145 of the Bankruptcy Code or, only to the extent such exemption under Section 1145 of the Bankruptcy Code is not available, any other available exemption from registration under the Securities Act. Pursuant to section 1145 of the Bankruptcy Code, such New Common Stock (other than the MIP New Common Stock and Put Option Securities) will be freely tradable in the United States without registration under the Securities Act by the recipients thereof, subject to the provisions of (1) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (2) any other applicable regulatory approvals, and (3) any restrictions in the New Governance Documents. The MIP New Common Stock and the Put Option Securities, in each case, will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act.

Any Securities distributed pursuant to section 4(a)(2) under the Securities Act will be considered “restricted securities” as defined by Rule 144 of the Securities Act and may not be resold under the Securities Act or applicable state securities laws absent an effective registration statement, or pursuant to an applicable exemption from registration, under the Securities Act and applicable state securities laws and subject to any restrictions in the New Governance Documents.

Notwithstanding anything to the contrary in the Plan, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and any MIP New Common Stock are exempt from the registration requirements of section 5 of the Securities Act.

Recipients of the New Common Stock, including any MIP New Common Stock and Put Option Securities, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

H.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate (subject to reasonable consultation with the Requisite Consenting Lenders). The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.

Any Holder of an Allowed Claim entitled to receive any property as an issuance or distribution under the Plan shall, upon request by the Disbursing Agent, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8 and/or any other forms or documents, as applicable, requested by any Reorganized Debtor or Disbursing Agent, as applicable, to reduce or eliminate any required federal, state, or local withholding. If such request is made and such Holder of an Impaired Claim fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the Debtors or the Reorganized Debtors, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors or the Reorganized Debtors and their respective property.

Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

Notwithstanding any other provision of this Plan, the obligations of the Backstop Parties and the rights of the Debtors with respect to any taxes applicable to the Exit Facility Backstop Commitment Premium shall be governed exclusively by the Exit Facility Backstop Agreement.

I.	Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

J.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, otherwise ordered by the Bankruptcy Court, or required by applicable bankruptcy and non-bankruptcy law, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any prepetition Claims and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on such Claim or (b) interest at the contract default rate, as applicable. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

K.	Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

L.	Setoffs and Recoupment

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim and Allowed Interests, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim or Allowed Interest to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or Allowed Interest or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of a Claim or Interest be entitled to recoup such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

M.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

2.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary course of business of the Reorganized Debtors as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). Notwithstanding the foregoing, any person or entity that holds a Claim that arises from the rejection of an Executory Contract or Unexpired Lease must file a Proof of Claim based on such rejection no later than the date that is thirty days following the later of (a) the Effective Date and (b) entry of an order of the Bankruptcy Court approving the rejection of such Executory Contract or Unexpired Lease.

Upon the Effective Date and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed expunged, without further notice to, action, order or approval of the Bankruptcy Court; provided, however, that the Debtors shall (i) include in the notice of the occurrence of the Effective Date the immediately preceding statement and (ii) provide a separate notice (which notice may be transmitted via email) to each holder that Filed a Proof of Claim, stating the same. Notwithstanding the foregoing, within 90 days from the Effective Date, the Reorganized Debtors must object to any Disputed Proof of Claim Filed as to any Claim resulting from rejection (if any) of an Executory Contract or Unexpired Lease.

The Debtors and the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Lenders, shall have the exclusive authority to (1) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (2) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code).

B.	Allowance of Claims

After the Effective Date, except as otherwise expressly set forth herein, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Requisite Consenting Lenders, may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.

C.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.T of the Plan.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors, with the consent of the Requisite Consenting Lenders, shall be entitled to dispute and/or otherwise object to any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim in accordance with applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors, with the consent of the Requisite Consenting Lenders, dispute any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, such dispute may be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced (except that, unless expressly waived pursuant to the Plan, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code). In any action or proceeding to determine the existence, validity, or amount of any Administrative Claim, Other Priority Claim, Other Secured Claim, or General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such Claim are preserved as if the Chapter 11 Cases had not been commenced, provided that, for the avoidance of doubt, the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code to the extent applicable.

D.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

E.	Adjustment to Claims or Interests without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors shall provide any Holder of such a Claim or Interest with fourteen days’ notice prior to the Claim or Interest being adjusted or expunged from the Claims Register as the result of a Claim or Interest being paid, satisfied, amended or superseded.

F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

G.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest.

H.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims Against and Terminated Interests in Debtors

Pursuant to section 1141(d) of the Bankruptcy Code to the fullest extent permitted thereunder, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

Each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest, and any Affiliate of such holder, shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their Affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim or Interest. Notwithstanding the foregoing, nothing in this section is intended or shall be deemed to (i) discharge the Debtors’ obligations pursuant to the Plan to Holders of Allowed Unimpaired Claims, or (ii) preclude and enjoin such Holders from enforcing such obligations.

B.	Release of Liens

Except as otherwise provided in the New Debt Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors and their Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any Holder of a Secured Claim (and the applicable agents for such Holder) that has been satisfied or discharged in full pursuant to the Plan shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors or the New Agent that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

C.	Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever released by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and any and all other Persons that may purport to assert any Claim or Cause of Action derivatively, by or through the foregoing Persons, from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unacrrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, asserted or assertable on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates, including any successors to or assigns of the Debtors or any Estate’s representative appointed or selected pursuant to section 1123(b) of the Bankruptcy Code, would have been legally entitled to assert in their own right (whether individually or collectively) or derivatively, or that any Holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in-or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other act or omission, transaction, agreement, event, or other occurrence related to the foregoing taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and the TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and the TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; (3) the rights of any Holder of Allowed Claims or Allowed Interests to receive distributions under the Plan; (4) any matters retained by the Debtors and the Reorganized Debtors pursuant to the Schedule of Retained Causes of Action; or (5) any holder of an Administrative Claim, Other Priority Claim, Other Secured Claim, and General Unsecured Claim from any obligations it owes to the Debtors in the ordinary course of business or under any existing contracts. Further, no releases under this section release any direct claim of a third party against any non-Debtor Released Party.

D.	Releases by the Releasing Parties

As of the Effective Date, each Releasing Party is deemed conclusively, absolutely, unconditionally, irrevocably and forever to have released each Released Party from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, and Causes of Action, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, accrued or unacrrued, existing or hereinafter arising, whether in law or in equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign or domestic law, rule, statute, regulation, treaty, right, duty, requirements or otherwise, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of anyone claiming by or through the Releasing Parties, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof or otherwise), the purchase, sale or rescission of any security of the Debtors, the business or contractual arrangements between any Debtor and any other entity, the Debtors’ in-or out-of-court restructuring efforts, any intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Exit Facility Backstop Agreement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the Exit Facility Backstop Agreement, the New Common Stock, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or in all cases upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release: (1) claims or liabilities arising from any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence each solely to the extent as determined by a Final Order; (2) any obligations arising on or after the Effective Date of any party or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan or the Restructuring Transactions; or (3) the rights of any Holder of Allowed Claims and Allowed Interests to receive distributions under the Plan. For the avoidance of doubt, the foregoing is not intended and shall not be deemed to be a release of (i) the Debtors’ obligations pursuant to the Plan to Holders of Allowed Unimpaired Claims, or (ii) the rights of such Holders to enforce such obligations.

E.	Exculpation

Except as otherwise specifically provided in the Plan, to the fullest extent permitted by applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be exculpated from any Cause of Action for any claim related to any act or omission occurring between the Petition Date and the Effective Date in connection with, relating to or arising out of the Chapter 11 Cases including the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Solicitation Materials, the Plan, the Plan Supplement, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the Solicitation Materials, the DIP Facility, the Revolving Exit Facility, the TL Exit Facility, the New Common Stock, or the Plan, the filing of the Chapter 11 Cases, the solicitation of votes for the Plan, the funding of the Plan, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement or transaction, except for claims or Causes of Action related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct or actual fraud, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any obligations arising on or after the Effective Date of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

F.	Injunction

Except as otherwise expressly provided for herein or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims, obligations, suits, judgments, damages, demands, debts, rights, remedies, actions, or Causes of Actions that have been released, discharged, or exculpated under the Plan or Confirmation Order are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or any of the Released Parties (collectively, the “Enjoined Matters”): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any Enjoined Matters; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to Enjoined Matters; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any Enjoined Matters unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date or has filed a Proof of Claim or proof of Interest indicating that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any Enjoined Matters. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any obligations arising on or after the Effective Date of any Person or Entity under the Plan (including the Debtors’ obligations pursuant to the Plan), any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Revolving Exit Facility and TL Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Revolving Exit Facility and TL Exit Facility) executed to implement the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, trustees, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

G.	Protections Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Ipso Facto and Similar Provisions Ineffective

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions; provided, however, that subject to and only to the extent consistent with the Restructuring Support Agreement and the existing terms and conditions set forth in Exhibit I of that certain Second Notice of Filing of Plan Supplement to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 148], any such provisions contained in any employment agreement, severance agreement, severance policy, or the PREIT 2023 Employee Annual Bonus Plan, effective as of December 8, 2023, shall remain in full force and effect.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

1.	The Restructuring Support Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

2.	The Exit Facility Backstop Agreement shall not have been terminated and shall be in full force and effect and shall have been assumed pursuant to the Confirmation Order;

3.	The DIP Facility Documents shall not have been terminated and shall be in full force and effect;

4.

The New Governance Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition Second Lien Claims shall be deemed to be parties to the New Governance Documents without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the New Governance Documents shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement;

5.

There shall not have been instituted or threatened or be pending any action, proceeding, application, claim, counterclaim, or investigation (whether formal or informal) by any Governmental Entity (i) making illegal, enjoining, or otherwise prohibiting the consummation of the restructuring transaction contemplated herein and in the Definitive Documents or (ii) imposing a material award, claim, injunction, fine or penalty that both (1) is not dischargeable, as determined by the Bankruptcy Court in the Confirmation Order, and (2) has a material adverse effect on the financial condition or operations of the Reorganized Debtors, taken as whole;

6.

The Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the Restructuring Support Agreement, which shall be a Final Order, unless waived by the Debtors and the Requisite Consenting Lenders;

7.	All actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected and executed (or deemed executed) and shall remain in full force and effect;

8.

Each Existing Severance Amendment (as defined in the Restructuring Support Agreement) shall have either been (i) amended in form and substance acceptable in all respects to the Requisite Consenting Lenders on terms and conditions that are acceptable in all respects to the Requisite Consenting Lenders (and which provides severance within the first year after a change of control of 12 months and thereafter of no more than 12 months, unless in each case otherwise agreed by the Requisite Consenting Lenders and the respective Certain Officer (as defined in the Restructuring Support Agreement)) or (ii) if not amended in accordance with clause (i), rejected by the Debtors (without any amendment, supplement, or modification thereto) and the Bankruptcy Court shall have entered an order approving such rejection in the form and substance acceptable to the Requisite Consenting Lenders.

9.

The Debtors shall have reached a resolution with each Holder of Secured Property-Level Debt or a Property-Level Debt Guarantee Claim related thereto that is in form and substance acceptable to the Requisite Consenting Lenders.

10.

The New Debt Documents shall have been duly executed and delivered by all of the Entities that are parties thereto (provided that Holders of Allowed Prepetition First Lien Claims electing the Prepetition First Lien Roll Option and Holders of Allowed DIP Claims shall be deemed to be parties to the New Credit Agreement without the requirement to deliver signature pages thereto), and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the TL Exit Facility and Revolving Exit Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Restructuring Support Agreement and the closing of the TL Exit Facility and the Revolving Exit Facility shall have occurred;

11.

All requisite filings with governmental authorities and third parties shall have become effective, and all such governmental authorities and third parties shall have approved or consented to the Restructuring Transactions, to the extent required;

12.

All fees and expenses of retained professionals that require the Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Escrow Account pending the Bankruptcy Court’s approval of such fees and expenses;

13.

All outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date) shall have been paid in full in Cash by the Debtors in accordance with, and subject to, the terms of the Restructuring Support Agreement;

14.	The Debtors shall have sufficient Cash, including Cash available under the Revolving Exit Facility, to make all Cash payments required to be made on the Effective Date pursuant to the Plan; and

15.	All statutory fees and obligations then due and payable to the Office of the U.S. Trustee have been paid and satisfied.

B.	Waiver of Conditions

Any one or more of the conditions to Consummation set forth in this Article IX may be waived by the Debtors with the prior written consent (e-mail from counsel being sufficient) of the Requisite Consenting Lenders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

C.	Effect of Failure of Conditions

If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan, the Disclosure Statement, or the Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, or any Holders of Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims against or Interests in the Debtors, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity.

D.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Restructuring Support Agreement (which are incorporated herein pursuant to Article I.H), the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to (a) those restrictions on modifications set forth in the Plan, (b) the Restructuring Support Agreement and (c) the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and shall constitute a finding that such modifications or amendments to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

To the extent permitted by the Restructuring Support Agreement and subject to the consent rights therein (which are incorporated herein pursuant to Article I.H), the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain, and including the allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection (to the extent applicable) of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.

allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.

decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.

resolve any matters related to: (a) the assumption, assumption and assignment, or rejection (to the extent applicable) of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including cure amounts pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be rejected (if any) or otherwise; and (d) any dispute regarding cure amounts or whether a contract or lease is or was executory or expired;

4.	ensure that distributions to Holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;

5.

adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.

enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement;

8.	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9.

resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order or any Entity’s obligations incurred in connection with the Plan;

10.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;

11.

resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

12.

resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M hereof;

13.	enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14.

determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement, the Confirmation Order or the Disclosure Statement, including the Restructuring Support Agreement;

15.	enter an order concluding or closing the Chapter 11 Cases;

16.	adjudicate any and all disputes arising from or relating to distributions under the Plan;

17.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.

hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

20.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.

hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; and

22.	to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

23.	to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

24.

to resolve any disputes concerning whether a Person or entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to assumption or rejection of any Executory Contract or Unexpired Lease, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purpose;

25.	to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

26.	to recover all Assets of the Debtors and property of the Estates, wherever located;

27.	enforce all orders previously entered by the Bankruptcy Court.

As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Governance Documents and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Tax Structure

The Debtors will cooperate with any advisors selected by the Requisite Consenting Lenders in respect of all tax structuring matters.

B.	Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims against or Interests in the Debtors (irrespective of whether such Holders have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

C.	Additional Documents

Subject to and in accordance with the Restructuring Support Agreement, on or before the Effective Date, (1) the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement and (2) the Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims against and Interests in the Debtors receiving distributions pursuant to the Plan, and all other parties in interest, shall, from time to time, to the extent commercially reasonable, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

D.	Statutory Committee and Cessation of Fee and Expense Payment

On the Confirmation Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members or advisors to any statutory committee after the Confirmation Date.

E.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order and the Effective Date occurs, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, trustee, director, agent, trustee, representative, attorney, beneficiary, or guardian, if any, of each Entity; provided that nothing in this Article XII.F modifies section 524(e) of the Bankruptcy Code.

G.	Notices

All notices, requests, and demands to or upon the Debtors or Reorganized Debtors to be effective shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile and electronic transmission, when received and telephonically or electronically confirmed, addressed as follows:

Debtors or Reorganized Debtors	Counsel to the Debtors

Pennsylvania Real Estate Investment Trust One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, PA 19103 Attention: Lisa Most Facsimile: (215) 546-7311 Email: Lisa.Most@preit.com

DLA Piper LLP (US)

444 West Lake Street, Suite 9000

Chicago, IL 60606

Attention: Richard A. Chesley and

 Oksana Koltko Rosaluk

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

oksana.koltkorosaluk@us.dlapiper.com

United States Trustee

Office of the United States Trustee 844 King Street, Suite 2207 Wilmington, Delaware 19801 Attention: Joseph Cudia Email: Joseph.Cudia@usdoj.gov

Counsel to the Ad Hoc Group of Lenders

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Kristopher M. Hansen

Jonathan Canfield

Daniel Ginsberg

Emails:krishansen@paulhastings.com

joncanfield@paulhastings.com

danielginsberg@paulhastings.com

A notice is deemed to be given and received (a) if sent by first-class mail, personal delivery, or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt; provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section XII. Any party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a notice will be assumed not to be changed.

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that had requested to receive documents pursuant to Bankruptcy Rule 2002, requesting that such Entity file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, and provided such notice was sent, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. Notwithstanding anything herein to the contrary, the Reorganized Debtors shall provide notice of any documents to all Entities whose rights are affected by any such document Filed by the Reorganized Debtors.

H.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.ra.kroll.com/PREIT2023 or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

K.	Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtors and the Requisite Consenting Lenders. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, trustees, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	[Intentionally Omitted]

N.	Expedited Tax Determination

The Debtors and the Reorganized Debtors may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed or to be filed for or on behalf of the Debtors for all taxable periods ending after the Petition Date through the Effective Date.

O.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, or as secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: January 16, 2024	PENNSYLVANIA REAL ESTATE INVESTMENT TRUST on behalf of itself and all other Debtors

/s/ Mario C. Ventresca Jr.
Name: Mario C. Ventresca Jr.
Title: Chief Financial Officer

Schedule 1

(Alphabetical List of Debtors)

	Debtor Name	Case No.	EIN
1.	Bala Cynwyd Associates, L.P.	23-11988	8913
2.	Moorestown Mall LLC	23-12025	8051
3.	Pennsylvania Real Estate Investment Trust	23-11974	6339
4.	Plymouth Ground Associates LLC	23-11996	N/A
5.	Plymouth Ground Associates, LP	23-12000	N/A
6.	PR AEKI Plymouth LLC	23-12003	N/A
7.	PR AEKI Plymouth, L.P.	23-12007	N/A
8.	PR BVM, LLC	23-12033	N/A
9.	PR Capital City Limited Partnership	23-12006	7775
10.	PR Capital City LLC	23-12001	4283
11.	PR CC I LLC	23-12010	3669
12.	PR CC II LLC	23-11983	N/A
13.	PR CC Limited Partnership	23-12013	4179
14.	PR Cherry Hill Office GP, LLC	23-11985	N/A
15.	PR Chestnut Mezzco, LLC	23-12040	5032
16.	PR Cumberland Outparcel LLC	23-11984	N/A
17.	PR Exton Limited Partnership	23-12014	2620
18.	PR Exton LLC	23-12011	N/A
19.	PR Exton Outparcel GP, LLC	23-11997	N/A
20.	PR Exton Outparcel Holdings, LP	23-11998	N/A
21.	PR Exton Outparcel Limited Partnership	23-12002	N/A
22.	PR Exton Square Property L.P.	23-12019	7997
23.	PR Fin Delaware, LLC	23-11976	N/A
24.	PR Gainesville Limited Partnership	23-11989	N/A
25.	PR Gainesville LLC	23-12012	N/A
26.	PR GV LLC	23-11979	N/A
27.	PR GV LP	23-11986	N/A
28.	PR Hyattsville LLC	23-12018	3110
29.	PR Jacksonville Limited Partnership	23-11977	N/A
30.	PR Jacksonville LLC	23-12008	4726
31.	PR JK LLC	23-12005	N/A
32.	PR Magnolia LLC	23-11980	5017
33.	PR Monroe Old Trail Holdings, L.P.	23-12038	4920
34.	PR Monroe Old Trail Holdings, LLC	23-12035	4920
35.	PR Monroe Old Trail Limited Partnership	23-12032	4920
36.	PR Monroe Old Trail, LLC	23-12030	4920
37.	PR Moorestown Anchor-L&T, LLC	23-11982	N/A
38.	PR Moorestown Anchor-M LLC	23-12026	N/A
39.	PR Moorestown Limited Partnership	23-12020	7661
40.	PR Moorestown LLC	23-12016	N/A
41.	PR North Dartmouth LLC	23-12037	5032

	Debtor Name	Case No.	EIN
42.	PR Plymouth Anchor-M, L.P.	23-12022	N/A
43.	PR Plymouth Anchor-M, LLC	23-12021	N/A
44.	PR Plymouth Meeting Associates PC LP	23-12031	N/A
45.	PR Plymouth Meeting Limited Partnership	23-12024	8280
46.	PR Plymouth Meeting LLC	23-12023	N/A
47.	PR PM PC Associates LLC	23-12027	N/A
48.	PR PM PC Associates LP	23-12029	N/A
49.	PR Prince George’s Plaza LLC	23-12015	6377
50.	PR Springfield Town Center LLC	23-11981	9679
51.	PR Sunrise Outparcel 2, LLC	23-12028	4373
52.	PR Swedes Square LLC	23-11990	N/A
53.	PR TP LLC	23-12004	N/A
54.	PR TP LP	23-12009	N/A
55.	PR Valley Anchor-M Limited Partnership	23-11999	N/A
56.	PR Valley Anchor-M, LLC	23-11994	N/A
57.	PR Valley Anchor-S, LLC	23-11987	N/A
58.	PR Valley Limited Partnership	23-11993	5123
59.	PR Valley LLC	23-11991	4705
60.	PR Valley Solar LLC	23-12036	N/A
61.	PR Valley View Anchor-M, LLC	23-11992	N/A
62.	PR Valley View Anchor-M Limited Partnership	23-11995	N/A
63.	PR Valley View OP-DSG/CEC, LLC	23-11978	5063
64.	PR Valley View OP-TXRD, LLC	23-12041	5032
65.	PR Walnut Mezzco, LLC	23-12042	5032
66.	PREIT Associates, L.P.	23-11973	5032
67.	PREIT-RUBIN OP, Inc.	23-12039	4799
68.	PREIT-RUBIN, Inc.	23-11975	4920
69.	PREIT Services, LLC	23-12034	5151
70.	XGP LLC	23-12017	N/A

EXHIBIT B

(Form of Order Notice)

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re: PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al.,[1] Debtors.	Chapter 11 Case No. 23-11974 (KBO) (Jointly Administered) Re: D.I. 15, 16, 136, 148, 168

NOTICE OF (I) ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER APPROVING THE ADEQUACY OF THE DEBTORS’ DISCLOSURE

STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ MODIFIED JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA

REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DEBTOR-

AFFILIATES (II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Petition Date. On December 10, 2023 (the “Petition Date”), each of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

2. Confirmation of the Plan. On January 23, 2024, the Court entered an order [D.I. 193] (the “Confirmation Order”), approving the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 16] (the “Disclosure Statement”) and confirming the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Its Debtor-Affiliates [D.I. 168] (the “Plan”).2

3. Effective Date. On [   ], 2024 (the “Effective Date”), each of the conditions precedent to consummation of the Plan enumerated in Article IX.A of the Plan were satisfied or waived in accordance with the Plan and the Confirmation Order, and the Effective Date of the Plan occurred.

4. Deadline to File Professional Fee Claims. In accordance with Article II.C of the Plan, all requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be filed no later than [   ], 2024 (the “Professional Fee Claim Bar Date”), or 45 days after the Effective Date. All requests for payment of Professional Fee Claims must be (i) made in writing, (ii) filed with the Clerk of the Court, 824

[1]

A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://cases.ra.kroll.com/PREIT2023. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

[2]	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

2

North Market Street, 3rd Floor, Wilmington, Delaware 19801 and (iii) served upon the following parties so as to be received no later than the Professional Fee Claim Bar Date: (a) counsel for the Debtors, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801-1147 (Attn.: R. Craig Martin, Esq. [craig.martin@us.dlapiper.com] and Aaron S. Applebaum, Esq. [aaron.applebaum@us.dlapiper.com]) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley, Esq. [richard.chesley@us.dlapiper.com], and Oksana Koltko Rosaluk, Esq. [oksana.koltkorosaluk@us.dlapiper.com]); (b) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King St., Lockbox 35, Wilmington, DE 19801 (Attn.: Joseph F. Cudia [joseph.cudia@usdoj.gov]); (c) counsel to the Ad Hoc Group of Lenders, (i) Paul Hastings, 200 Park Avenue, New York, New York 10166 (Attn.: Kristopher M. Hansen, Esq. [krishansen@paulhastings.com], Jonathan Canfield, Esq. [joncanfield@paulhastings.com], and Daniel Ginsberg, Esq. [danielginsberg@paulhastings.com] and (ii) Young Conaway Stargatt & Taylor, LLP, 1000 North King Street, Wilmington, Delaware 19801 (Attn.: Matthew B. Lunn, Esq. [mlunn@ycst.com] and Robert F. Poppiti, Jr., Esq. [rpoppiti@ycst.com]); counsel to the DIP Agent, Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (Attn.: Andrew Goldman [andrew.goldman@wilmerhale.com]); and (e) counsel to any official committee appointed in these Chapter 11 Cases.

5. Release, Discharge, Exculpation, and Injunction Provisions. The Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan. The Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

6. Copies of Pleadings. Copies of the Plan, the Disclosure Statement, and the Confirmation Order, all pleadings, notices, and other documents filed in the Debtors’ Chapter 11 Cases are publicly available at the Court’s website at https://www.deb.uscourts.gov (note that a PACER password is needed to access documents on the Court’s website) or by accessing the website maintained by Kroll Restructuring Administration LLC, the Debtors’ noticing agent, available at: https://cases.ra.kroll.com/PREIT2023 (which is free of charge) or by contacting counsel for the Debtors using the contact information below.

[Remainder of Page Intentionally Left Blank]

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Dated: February , 2024 Wilmington, Delaware	Respectfully submitted,
DLA PIPER LLP (US)

	By:	/s/ Draft

R. Craig Martin (DE 5032)

Aaron S. Applebaum (DE 5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email: craig.martin@us.dlapiper.com

aaron.applebaum@us.dlapiper.com

-and-

Richard A. Chesley (admitted pro hac vice)

Oksana Koltko Rosaluk (admitted pro hac vice)

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Email: richard.chesley@us.dlapiper.com

oksana.koltkorosaluk@us.dlapiper.com

Counsel for the Debtors and Debtors in Possession

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